UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
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Notice of Annual Meeting
of Stockholders and
Proxy Statement

Thursday, May 3, 2018
8:00 a.m. Eastern Time

David C. Dauch Chairman of the Board and Chief Executive Officer

March 22, 2018

Dear Fellow Shareholders:

There is one word that can describe 2017 — transformational.
During the last 12 months — in line with our long-term growth strategy to diversify our business, enhance our global capabilities and provide technology leadership to our customers — we completely transformed AAM. We are larger, stronger and more diversified. We have new customers in new markets. We advanced key products that will revolutionize the propulsion of future vehicles. And we did this all while maintaining our world-class quality, operational excellence and customer satisfaction.
Highlights of the year include:

–	Strategic acquisitions of Metaldyne Performance Group Inc. (MPG) and USM Mexico Manufacturing LLC (USM)

–	Record sales and profitability

–	Significant free cash flow generation

–	Substantial new business wins, including further commercialization of our e-AAM hybrid and electric driveline systems

–	Diversification of our customer base, product portfolio, global footprint, vehicle segment and end market

–	Continued investment in and advancement of advanced innovative mobility solutions

But we aren’t stopping there. We are looking forward to another year of outstanding results, further integration and significant product launches. 2018 is shaping up to be our best one yet.
Thank you for your loyal and continued support of AAM.
David C. Dauch
Chairman and Chief Executive Officer

Samuel Valenti III Lead Independent Director

March 22, 2018

Dear Fellow Shareholders:

As the Lead Independent Director of your Board of Directors, I am pleased to include a personal address to you as part of this year’s proxy statement. The Board understands that strong corporate governance is the foundation of financial integrity, shareholder transparency and sustainable results. Through good governance, we achieve effective Board operations, employ independent thought, and execute appropriate levels of Board involvement and oversight that produces consistent strong results.
AAM is committed to engaging in constructive and meaningful communications with our shareholders. Our outreach efforts this year included approaching shareholders representing over 80% of our stock ownership and speaking with shareholders representing over 50% of our then-outstanding shares. The Board was actively involved in the process and thoughtfully considered the feedback we heard from you. As a result, we took several important actions:

–	Implemented proxy access by-laws

–	Continued to align the metrics and rigor of our incentive plans to drive achievement of business strategy

–
Enhanced our disclosures, particularly in the area of executive compensation, and re-designed our proxy statement to include a succinct proxy summary, letters from our Chairman & CEO and myself, and other features that enable us to more effectively communicate AAM's business strategy and the Board's ongoing efforts to represent the interests of our shareholders.

As your Lead Independent Director, I am focused on the important obligations that our Board owes to you, our shareholders. My responsibilities include working with our Chairman & CEO to provide independent directors information needed to effectively govern and acting as a regular communications channel between our independent directors and our Chairman & CEO. These and other duties are designed to ensure efficient operation of the Board and effective oversight of the Company.
On behalf of the Board, I would like to express our sincere appreciation for the trust you have placed in us. Know that your Board remains focused on delivering value to you, today and long into the future.
Thank you for investing in AAM.
Samuel Valenti III
Lead Independent Director

Table of Contents	Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 3, 2018
American Axle & Manufacturing Holdings, Inc.

Meeting Information		Voting Information

Time and Date	8:00 a.m., local time, on Thursday, May 3, 2018	Please vote your shares as soon as possible, even if you plan to attend the annual meeting.

Attend in Person	AAM World Headquarters Auditorium
Your broker will not be able to vote your shares on the election of directors and most of the other matters presented at the meeting unless you give your broker specific instructions to do so. We strongly encourage you to vote.

One Dauch Drive
Detroit, MI 48211

Record Date	March 6, 2018	You may vote via the internet, by telephone, or by mail

	You may vote if you owned shares on the record date.	See "Voting and Meeting Information" beginning on page XX of this proxy statement for more information.

Annual Meeting Agenda / Items of Business

1. Election of three members of the Board of Directors to serve until the Annual Meeting of Stockholders in 2021

2. Advisory vote on named executive officer compensation

3. Approval of 2018 Omnibus Incentive Plan

4. Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for 2018

5. Other business properly presented at the meeting

Attending in Person

* You do not need to attend the annual meeting to vote if you submit your proxy in advance.

* To attend the annual meeting you will need to:

- provide proof of your stock ownership as of the record date

- provide government-issued photo identification (such as a driver's license) prior to entering the meeting

* Doors open at 7:30 a.m.

* Meeting starts at 8:00 a.m.

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about March 22, 2018. You are receiving these proxy materials in connection with the solicitation by Board of Directors of AAM of proxies to be voted at AAM's 2018 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the May 3, 2018 Stockholder Meeting: Our 2018 proxy statement and 2017 annual report and Form 10-K are available free of charge at www.envisionreports.com/axl.

Proxy Summary		Ratification of Independent Registered Public Accounting Firm
2	Proxy Summary	76	Proposal 4 - Ratification of Independent Registered Public Accounting Firm
		77	Policy for Pre-Approval of Audit and Non-Audit Services
Election of Directors		77	Independent Registered Public Accounting Firm's Fees
13	Proposal 1 - Election of Directors	78	Report of the Audit Committee
20	Corporate Governance
26	Compensation of Directors	Additional Information
28	Beneficial Stock Ownership	79	Voting and Meeting Information
29	Related Person Transactions Policy	81	Annual Report
29	Section 16(a) Beneficial Ownership Reporting Compliance	81	Electronic Delivery of Proxy Materials
		81	2019 Stockholder Proposals and Nominations
Advisory Vote on Executive Compensation		82	Cost of Solicitation
30	Proposal 2 - Advisory Vote on Executive Compensation
31	Compensation Discussion and Analysis
	Shareholder Engagement and Our Response	Appendix
	Business & Financial Highlights	A-1	Appendix A - 2018 Omnibus Incentive Plan
	2017 Compensation Overview
	Compensation Philosophy, Process and Market Analysis
	Direct Compensation Elements
	Indirect Compensation Elements
	Other Compensation Matters
50	Compensation Committee Report
51	Executive Compensation Tables
68	CEO Pay Ratio

Approval of 2018 Omnibus Incentive Plan
69	Proposal 3 - Approval of 2018 Omnibus Incentive Plan

2018 AAM Proxy Statement | 1

Table of Contents	Proxy Summary

Your Vote is Important

Voting Matters and Board Recommendations:		Votes Required	Board Vote Recommendation	More Information

Proposal 1	Election of three members of the Board of Directors to serve until the Annual Meeting of Stockholders in 2021	Majority of votes cast	FOR each nominee	Page 13
Each nominee brings a strong and unique background and set of skills to the Board and has demonstrated sound judgment and integrity.
Proposal 2	Advisory vote on named executive officer compensation	Majority of votes cast	FOR	Page 30
Our shareholder-approved incentive plan is designed to motivate superior performance by means of performance-related incentives that promote long-term financial success and shareholder value.
Proposal 3	Approval of 2018 Omnibus Incentive Plan	Majority of votes cast	FOR	Page 69
AAM's executive compensation program is market-based, performance driven and aligns with stockholders' interests.
Proposal 4	Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for the year ending December 31, 2018	Majority of votes cast	FOR	Page 76
All independence standards have been met and sound practices are employed to ensure independent financial governance.

How You Can Vote

By Internet	By Telephone	By Mail	In Person
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Attend the annual meeting and cast your ballot.

2018 AAM Proxy Statement | 2

Table of Contents	Proxy Summary

Governance Highlights
Board Practices
AAM's Board of Directors has a diverse mix of knowledge, experience, skills and perspectives that, when taken together, enhances the quality of the Board's deliberations and decisions and drives AAM's business strategy and governance.

☑	8 of 9 directors are independent (all except our CEO)	☑	No hedging or pledging of our securities permitted

☑	Lead Independent Director	☑	Alignment of director and shareholder interests through equity grants and stock ownership guidelines

☑	Independent directors meet regularly without management present	☑	Active shareholder engagement

☑	All standing committees are comprised of 100% independent directors	☑	Adopted a majority vote standard for uncontested director elections (2017)

☑	Our Nominating/Corporate Governance Committee is led by a woman	☑	Adopted proxy access by-laws (2018)
Board Skills and Composition

Top Skills and Qualifications:	Number of Directors:
	1	2	3	4	5	6	7	8	9

Industry Experience

CEO/COO/President Experience

Global Manufacturing Operations

Strategic Planning

Innovation and Technology

Financial Expertise

Legal / Regulatory

Risk Management

2018 AAM Proxy Statement | 3

Table of Contents	Proxy Summary

Business & Financial Highlights
Driving Long-Term Shareholder Value
AAM is a global Tier 1 supplier to the automotive, commercial and industrial markets, with broad capabilities across multiple product lines. Our mission is to deliver efficient, powerful and innovative solutions for our customers while leading the industry in quality, operational excellence and technology to maximize shareholder value. Our Board believes that AAM is well positioned to deliver long-term shareholder value by utilizing the following fundamental elements of our business:
AAM's 2017 Highlights

☑	Delivered on our key strategic objectives of profitable growth, diversification, outstanding financial performance and technology leadership	☑	Following the MPG acquisition, reduced our debt leverage on both a gross and net basis, including the prepayment of $200 million of Senior Notes

☑	Closed on the acquisition of MPG, nearly doubling our size and scale	☑	Won several new business awards, including further commercialization of our e-AAM hybrid and electric driveline systems

☑	Achieved record sales and profitability for AAM	☑	Realized over 50% of our sales from customers other than General Motors for the first time in AAM history — a key strategic milestone

☑	Generated Adjusted Free Cash Flow of over $300 million	☑	Successfully launched approximately 75 programs and facilities across the globe

☑	Continued to fund significant capital and R&D investments in order to drive organic growth to meet our strategic goals	☑	Received several global quality and operations excellence awards from our customers, including being named a Supplier of the Year by General Motors

2018 AAM Proxy Statement | 4

Table of Contents	Proxy Summary

Acquisition of Metaldyne Performance Group, Inc.
Our transformational acquisition of MPG in April 2017 nearly doubled the size of the Company and was supported by powerful industrial logic focused on driving long-term value for all shareholders through the benefits listed below. We have already begun to realize many of the key benefits from this transaction and they are evident in our financial results for 2017.

Acquisition Benefit	FY 2017 Result

Greater scale and financial profile	Pro forma sales of over $6.9 billion, an increase of over 75% compared to AAM's 2016 sales

Accelerated business diversification	Non-GM sales made up more than 50% of total sales Greater exposure to commercial and industrial business as those markets strengthened in 2017

Enhanced profitability and free cash flow generation	AAM achieved Adjusted EBITDA of approximately $1.1 billion AAM generated over $300 million of Adjusted Free Cash Flow

Synergy attainment and value capture
AAM recognized > $30 million of cost reduction synergies in 2017 and expects an annualized synergy attainment run rate of $73 million in January 2018

On track to meet our target of $120 million of annual run rate cost reduction synergies by 1Q 2019 and 70% of this total by 1Q 2018

2018 AAM Proxy Statement | 5

Table of Contents	Proxy Summary

Shareholder Engagement and Our Response
Refinements to AAM's Executive Compensation Program and
Adoption of Proxy Access

Prior to 2017, we consistently received strong shareholder support on our say-on-pay proposal, averaging more than 97% approval from 2014 through 2016. In 2017, approximately 38% of our shareholders voted in favor of our executive compensation programs. The Board and the Compensation Committee took this matter very seriously and sought to better understand what drove this decline in the say-on-pay vote.
It is AAM's practice to meet with investors throughout the year in various formats. However, following the 2017 annual meeting, the Compensation Committee and management conducted a targeted shareholder outreach program to discuss and obtain feedback regarding our executive compensation program and other governance matters. We contacted our 25 largest shareholders representing approximately 80% of our then-outstanding shares. As a result of this outreach, we spoke with shareholders representing over 50% of outstanding shares and with proxy advisors ISS and Glass Lewis. The Chair of our Compensation Committee participated throughout this process, along with our CFO and Investor Relations Director.
The information we received from shareholders was shared with the Board on multiple occasions. The Compensation Committee and the full Board had robust discussions and considered our shareholders' constructive feedback. Below is a summary of the feedback we received and our response.

Shareholder Feedback		Response

Shareholders generally believe our executive compensation program is aligned with shareholder interests.	ð	Significant design improvements have been made over the last several years including:
- no discretionary incentive payments
- double-trigger equity vesting
- clawback policy
- 66% of LTI compensation is performance based
- prohibit excise tax gross ups
- no excessive executive severance arrangements
- New in 2017: increased stock ownership requirements for CEO, CFO and outside directors

These programs will continue to be reinforced.

Incentive metrics • Goal rigor • Alignment with strategy • Enhanced disclosure	ð
Goal Rigor: Although our goals contained the appropriate rigor to accomplish our strategic objectives, we heard shareholder concerns and increased the rigor of new awards in 2018 to achieve a level of performance that would be the highest in our history.

Alignment with strategy: To continue alignment with AAM's strategic goals, the Committee changed annual incentive pay metrics in 2018 to focus senior leadership on EBITDA, a key valuation/leverage reduction driver. The LTI program was also modified to emphasize cash flow and capital deployment strategies, which are key to value creation.

Enhanced disclosure: We enhanced our disclosure of our goal-setting process for better understanding and transparency. We re-designed our proxy statement to include a proxy summary, letters from our Chairman & CEO and lead independent director, and other features that enable us to more effectively communicate AAM's business strategy and the Board's ongoing efforts to represent the interests of our shareholders.

2018 AAM Proxy Statement | 6

Table of Contents	Proxy Summary

Shareholder Feedback		Response

Alignment of CEO compensation with total shareholder return	ð
While AAM's financial and operational performance has been strong, our TSR performance has lagged in comparison to our comparative peer group over the last few years.

AAM has increased EBITDA margin performance each year to a level that is one of the best in the industry and grown revenues to nearly $7 billion from $2.9 billion 5 years ago, while transforming AAM to become more diversified, with greater scale and increased global reach to support our customers with products that meet market demands. We believe this operational performance and growth will drive long-term value for our shareholders.

Ratio of fixed and variable pay of the CEO as compared to the other NEOs	ð
The Committee believes that the CEO's pay should be more variable than that of the other NEOs. As the leader of the Company, the CEO should have the highest level of pay at risk, which we believe drives superior performance.

Proxy access	ð	We adopted proxy access in February 2018.

In addition to this outreach effort, we engaged in our regular investor communications, which included equity and high-yield credit conferences, on-site investor visits, road shows, and individual and group conference calls. In light of the recent transformation of our company, we also engaged a third party to conduct an investor perception study. We incorporated many of the recommendations we received into our investor relations program.
Throughout all of our engagement activities, we strengthened our relationships with our investors by receiving candid, constructive feedback that we shared with our Board. Our Board believes that fostering long-term relationships with our shareholders and maintaining their trust and goodwill is critical to AAM's achievement of our strategic objectives and shareholder value creation.

2018 AAM Proxy Statement | 7

Table of Contents	Proxy Summary

Compensation Highlights
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that incorporates the principles of supporting business strategy and performance, aligning with stockholder interests, and paying competitively based on a framework of best governance practices. The Compensation Committee reviews and recommends to the full Board AAM's overall compensation philosophy and executive compensation programs to support our business strategy and objectives.

Compensation Principle	Objective	How we achieve our objective

Support of Business Strategy and Performance	Compensation is variable and at risk	–	86% of CEO compensation is variable and at risk
	Utilize metrics that emphasize company performance that are aligned with business strategy	–	Performance goals include key drivers of enterprise value creation such as EBITDA, Relative TSR and Cash Flow

Alignment with Stockholder Interests	Balance focus between short-term results and long-term share appreciation	–	Mix of annual and long-term incentive programs
		–	66% of LTI is performance based
		–	Cap on payout of performance shares based on relative TSR if absolute TSR is negative
		–	CEO stock ownership requirement of 6 times base salary

Market Competitive Pay	Attract and retain executive talent	–	Benchmark pay against a peer group of similarly sized companies
	Align pay and performance	–	Target direct compensation at the 50th percentile
		–	Ensure incentive plans reward for desired behaviors and pay outcomes align with results

Best Governance Practices	Implement best governance practices into compensation programs	–	Clawback policy
		–	Anti-hedging policy
		–	Double-trigger equity vesting and severance in a change in control
		–	Annually review risks associated with compensation programs
		–	Retain independent compensation consultant
		–	Prohibit excise tax gross-ups
		–	No excessive executive perquisites

2018 AAM Proxy Statement | 8

Table of Contents	Proxy Summary

Pay for Performance Alignment
Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant amount of our CEO's and other NEOs' compensation is performance based and is at risk.

Compensation Program Metrics Link to Strategic Business Objectives
The Compensation Committee utilizes both short- and long-term financial metrics relative to our business objectives, as well as relative TSR as a long-term metric. The following chart demonstrates how our incentive compensation metrics correlate to our strategic business objectives.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research and development, and other capital priorities.		Cash Flow - 2017 Annual Incentive Plan (50% component) - 2018 LTI Performance Shares (50% component)

Develop innovative technology, including electrification. Reinvest in research and development.		Relative TSR - LTI Performance Shares, including 2018 (50% component)

Create sustainable value for shareholders.

Achieve profitable growth, along with the ability to be flexible as the market changes, and reduce leverage.		EBITDA - 2017 LTI Performance Shares (50% component) - 2018 Annual Incentive Plan (100% component) Operating Income Margin - 2017 Annual Incentive Plan (50% component)

Deliver integration synergies from recent acquisitions.

2018 AAM Proxy Statement | 9

Table of Contents	Proxy Summary

Goal Rigor and Rationale
The Compensation Committee annually reviews performance metrics, targets and payouts to ensure that they are challenging stretch goals and are designed to mitigate risk. The following features of our executive compensation program demonstrate our pay for performance alignment.
2017 Annual Incentive Compensation
The Compensation Committee considered the effectiveness of the annual incentive plan design to drive desired levels of performance. The 2017 target performance levels were set above 2016 actual performance and required the achievement of synergies resulting from the pending MPG acquisition at the time the performance levels were determined.

2018 AAM Proxy Statement | 10

Table of Contents	Proxy Summary

LTI — 2015 - 2017 Performance Share Awards
Payouts under the long-term incentive performance share awards granted in 2015 were based on two equally weighted three-year performance metrics, EBITDA margin and relative TSR. The awards based on relative TSR resulted in a zero payout to senior management because the threshold performance level was not achieved. Our shareholders did not realize value on our stock over this time period. Consequently, our senior management team did not receive any value for these awards.

Governance Point
Payout capped at 50% if 3-year absolute TSR is negative.

The performance targets for the EBITDA performance share awards were determined in consideration of AAM's historical EBITDA margins in 2012 - 2014 as noted below. The maximum performance level was set to drive performance significantly above our peers and encourage EBITDA margin growth. Over this period, management delivered a result well in excess of targets and prior actual performance. This outstanding financial performance allowed us to reduce debt and position AAM for the strategic actions we took in 2017.

Adjusted EBITDA Margin

2018 AAM Proxy Statement | 11

Table of Contents	Proxy Summary

2018 Incentive Compensation
The performance levels set by the Compensation Committee for 2018 annual and long-term incentive metrics were set at a level above 2017 actual results and reflect stretch goals that are designed to reward growth and sustain profitability. In addition, the 2018 incentive compensation metrics were modified to drive significant focus on EBITDA for the short-term metric and free cash flow and relative TSR, weighted equally, for the long-term metrics. These targets require our management team to continue to perform at a high level, achieve integration synergies, implement productivity improvements, successfully launch new product programs and align the Company with long-term value creation.

2018 AAM Proxy Statement | 12

Table of Contents	Election of Directors

Election of Directors

Proposal 1: Election of Directors
The Board proposes that David C. Dauch, William L. Kozyra and Peter D. Lyons be re-elected to the Board as Class I directors for terms expiring at the annual meeting in 2021.
The Board is divided into three classes. Directors serve for staggered three-year terms. The Board believes that the staggered election of directors helps to maintain continuity and ensures that a majority of directors at any given time will have in-depth knowledge of the Company.
The Board unanimously approved the nominations of Mr. Dauch, Mr. Kozyra and Mr. Lyons based on their demonstrated effectiveness as members of our Board and the committees on which they serve, their relevant experience and expertise, and their sound judgment and integrity. Each nominee brings a strong and unique background and set of skills to the Board.
Collectively, the Board has high levels of competence and experience in a variety of areas, including manufacturing, engineering, finance, international business, management, law, risk management, strategic business development and the global automotive industry. A summary of the principal occupation, professional background and specific knowledge and expertise that qualify each nominee and returning director to serve on our Board is provided in the following pages of this proxy statement.

☑	The Board unanimously recommends a vote FOR each of the nominees.

Table of Contents	Election of Directors

Nominees for Director
Class I — Directors to hold office until the 2021 Annual Meeting of Stockholders

David C. Dauch	Chairman of the Board & Chief Executive Officer, AAM

	Current and Past Positions at AAM	Key Qualifications and Experience

–
Chairman of the Board
since August 2013

–
Chief Executive Officer
since September 2012

–
President & Chief Executive Officer
September 2012 to August 2015

–
President & Chief Operating Officer
2008 to 2012

–
Various positions of greater responsibility 1995 to 2008

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Dauch should serve on AAM's Board: his leadership experience as an officer of AAM since 1998; the breadth of his management experience within, and knowledge of, AAM's global operations; and his subject matter knowledge in the areas of innovation and technology, manufacturing, strategic planning and risk management.

Age: 53	Other Public Company Directorships	Current Directorships (non-profit) and Leadership Roles
Director Since:
2013 (Chairman)	– Amerisure Companies since 2014 – Horizon Global Corporation since 2015
–
Business Leaders for Michigan
–
Detroit Economic Club
–
Detroit Regional Chamber
–
Great Lakes Council Boy Scouts of America
–
Boys & Girls Club of Southeastern Michigan
–
National Association of Manufacturers (NAM)
–
Original Equipment Suppliers Association (OESA)
–
Miami University Business Advisory Council
–
General Motors Supplier Council
–
FCA NAFTA Supplier Advisory Council

2009
Committees:
Executive (Chairman)

Table of Contents	Election of Directors

William L. Kozyra	President & Chief Executive Officer, TI Fluid Systems plc

	Current and Past Positions	Key Qualifications and Experience

–
President & Chief Executive Officer
TI Fluid Systems plc (TI Automotive) (fluid storage, carrying and delivery systems) since 2008

–
President & Chief Executive Officer
Continental AG North America
1998 to 2008

–
Member of Executive Board
Continental AG (DAX)
2006 to 2008

–
Vice President & General Manager
Brake Products Division of
Bosch Braking Systems
1995 to 1997

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Kozyra should serve on AAM's Board: his leadership experience as an officer of TI Automotive since 2008; the breadth of his international experience with global companies in the automotive industry; and his subject matter knowledge in the areas of engineering, manufacturing, innovation and technology, strategic planning and risk management.

Age: 60	Other Public Company Directorships	Current Directorships (non-profit) and Leadership Roles
Director Since: 2015
Committees:	– TI Fluid Systems plc (TI Automotive) since 2008
–
General Motors Supplier Council
–
Ford Motor Company Top 100 Supplier Forum
–
Notre Dame Preparatory School
–
Automotive Hall of Fame
–
Boy Scouts of America, Detroit
–
University of Detroit Alumni Council
–
Society of Automotive Engineers

Compensation
Nominating/Corp Gov
Technology

Peter D. Lyons	U.S. Regional Managing Partner, Freshfields Bruckhaus Deringer US LLP

	Current and Past Positions	Key Qualifications and Experience
– Attorney, U.S. Regional Managing Partner Freshfields Bruckhaus Deringer US LLP New York, NY since September 2014 – Partner, Mergers & Acquisitions Group Shearman & Sterling LLP New York, NY 1979 to 2014
Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Lyons should serve on AAM's Board: his experience as an attorney of a major law firm since 1979; the breadth of his experience in advising global businesses on complex legal matters and transactions; and his subject matter knowledge in the areas of corporate governance, mergers and acquisitions, international business and risk management.

Age: 62
Director Since: 2015
Committees:
Compensation
Nominating/Corp Gov

Table of Contents	Election of Directors

Returning Directors
Class II— Directors to hold office until the 2019 Annual Meeting of Stockholders

Elizabeth A. Chappell	Executive Chairwoman, RediMinds, Inc.

	Current and Past Positions	Key Qualifications and Experience

–
Executive Chairwoman (co-founder)
RediMinds, Inc. (data strategy, engineering and innovation firm) since December 2017

–
President & Chief Executive Officer
Detroit Economic Club
2002 to November 2017

–
Executive Vice President, Corporate Communications & Investor Relations
Compuware Corporation
1997 to 2001

–
President & Chief Executive Officer
of a consulting firm she founded
1995 to 2000

–
Various executive positions with increasing responsibility with AT&T for 16 years

Based on her professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Ms. Chappell should serve on AAM's Board: her leadership experience as President & CEO of the Detroit Economic Club; the breadth of her community outreach and corporate citizenship experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of investor relations, marketing and communications, business development and risk management.

Current Directorships (non-profit)
Age: 60	Previous Directorship	– Detroit Economic Club – Detroit Regional Chamber – Detroit Zoo – Michigan Israel Business Accelerator (MIBA) – Michigan State University Capital Campaign – United Way of Southeastern Michigan
Director Since: 2004	– Handleman Company 1999 to 2009
Committees:
Nominating/Corp Gov
(Chair)

John F. Smith	Principal, Eagle Advisors LLC

	Current and Past Positions	Key Qualifications and Experience

–
Principal, Eagle Advisors LLC (strategy development and performance improvement consulting) since 2011

Positions at General Motors:

–
Group Vice President, Corporate Planning and Alliances (most recent position)
2000 to 2010
–
General Manager, Cadillac Motor Car 1997 to 1999
–
President, Allison Transmission
1994 to 1996
–
Vice President, Planning; International Operations, Zurich Switzerland
1989 to 1993

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Smith should serve on AAM's Board: his leadership experience in the automotive industry; the breadth of his management experience with General Motors international operations; and his subject matter knowledge in the areas of manufacturing, finance, innovation and technology, strategic planning and risk management.

Current Directorship (non-profit)
– Boy Scouts of America National Advisory Board
Age: 67	Other Public Company Directorships
Director Since: 2011	– TI Fluid Systems plc (TI Automotive) since October 2017 – CEVA Holdings LLC since 2013
Committees:
Audit	Previous Directorships
Technology (Chair)
–
Covisint Corporation -- September 2016 to July 2017
–
Arnold Magnetics -- January 2015 to September 2016
–
Plasan Carbon Composites -- December 2013 to December 2014
–
Smith Electric Vehicles Corp. -- June 2012 to December 2013

Table of Contents	Election of Directors

George Thanopoulos	Former Chief Executive Officer, Metaldyne Performance Group, Inc.

	Past Positions	Key Qualifications and Experience

–
Chief Executive Officer
Metaldyne Performance Group, Inc.
August 2014 to April 2017

–
Chief Executive Officer (founder)
HHI Group Holdings (forged products)
2005 to 2015

Positions at former Metaldyne Corporation and
predecessor company, MascoTech, Inc.

–
Engine Group President
former Metaldyne Corporation
2001 to 2004

–
Engineering, plant management and executive management positions with
Mascotech, Inc. over 15 years

Based on his professional background and prior board experience with MPG, the following qualifications led the Board to conclude that Mr. Thanopoulos should serve on AAM's Board: his leadership experience as founder and CEO of HHI and as CEO of MPG until the acquisition by AAM; the breadth of his management experience within, and knowledge of, MPG's global operations; and his subject matter knowledge in the areas of innovation and technology, manufacturing, strategic planning and risk management.

Age: 54	Previous Directorships
Director Since: 2017	– Metaldyne Performance Group, Inc. 2014 to April 2017 – Global Brass and Copper Holdings, Inc. 2011 to 2014 – Chassis Brakes International 2012 to 2013 – JL French Automotive Castings, Inc. 2006 to 2012
Committees:
Technology

Table of Contents	Election of Directors

Class III — Directors to hold office until the 2020 Annual Meeting of Stockholders

James A. McCaslin	Retired President & Chief Operating Officer, Harley-Davidson Motor Co.

	Past Positions	Key Qualifications and Experience

Positions at Harley-Davidson (Retired 2010):

–
President & Chief Operating Officer
2001 to 2009

–
Various senior executive positions
1992 to 2001

Other Manufacturing Company Positions:

–
Manufacturing and Engineering executive
JI Case (agricultural equipment)
1989 to 1992

–
Manufacturing and Quality executive
Chrysler Corporation
Volkswagen of America
General Motors Corporation
1966 to 1989

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. McCaslin should serve on AAM's Board: his leadership experience as President & COO of Harley-Davidson Motor Company; the breadth of his manufacturing and engineering experience at global manufacturing companies; and his subject matter knowledge in the areas of engineering, innovation and technology, manufacturing and risk management.

Age: 69
Director Since: 2011	Previous Public Company Directorship
Committees:	– Maytag Corporation 2003 to 2006
Audit
Compensation (Chair)
Nominating/Corp Gov
Technology
Executive

William P. Miller II CFA	Head of Asset Allocation, Saudi Arabian Investment Company

	Current and Past Positions	Key Qualifications and Experience

–
Head of Asset Allocation
Saudi Arabian Investment Company
since October 2013

–
Senior Managing Director &
Chief Financial Officer
Financial Markets International, Inc.
April 2011 to October 2013

–
Deputy Chief Investment Officer
Ohio Public Employees Retirement System
2005 to 2011

–
Senior Risk Manager
Abu Dhabi Investment Authority
2003 to 2005

–
Independent Risk Oversight Officer and Chief Compliance Officer
Commonfund Group
1996 to 2002

Based on his professional background and prior AAM Board and Audit Committee experience, the following qualifications led the Board to conclude that Mr. Miller should serve on AAM's Board: his leadership qualities developed from his experience as Head of Asset Allocation for the Saudi Arabian Investment Company and as an officer with oversight responsibilities for investments, risk and compliance since 1996; the breadth of his experience in serving on the boards of the Chicago Mercantile Exchange and the Dubai Mercantile Exchange; and his subject matter knowledge in the areas of finance, investments, audit and accounting, innovation and technology, regulatory matters and risk management.

Age: 62
Director Since: 2005		Advisory Boards (Previous)
Committees:	Previous Directorships	– Public Company Accounting Oversight Board Standing Advisory Group – Golub Capital Institutional Investor Advisory Board
Audit (Chair)	– Chicago Mercantile Exchange 2003 to May 2017 – Dubai Mercantile Exchange 2011 to March 2017
Technology

Table of Contents	Election of Directors

Samuel Valenti III	Chairman & Chief Executive Officer, Valenti Capital LLC and World Capital Partners

	Current and Past Positions	Key Qualifications and Experience

–
Chairman & Chief Executive Officer
Valenti Capital LLC and
World Capital Partners (investment firms)
since 2000

Positions at Masco Corporation (1968 to 2008)

–
President, Masco Capital Corporation
1988 to 2008

–
Vice President - Investments
Masco Corporation
1974 to 1998

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Valenti should serve on AAM's Board: his leadership experience as an executive of Masco for 40 years; the breadth of his management experience in diversified manufacturing businesses; and his subject matter expertise in the areas of strategic planning, finance, economics and asset management, and risk management.

Age: 72	Other Public Company Directorships	Current Directorships (non-profit) and Leadership Roles
Director Since: 2013	– TriMas Corporation since 2002 – Horizon Global Corporation since 2015
Lead Independent Director		– Business Leaders for Michigan – Renaissance Venture Capital Fund (Michigan) Advisory Board Chairman
Committees:	Previous Directorship
Audit	– Masco Capital Corporation - 1988 to 2008
Compensation
Nominating/Corp Gov
Executive

Table of Contents	Corporate Governance

Corporate Governance
Corporate Governance Highlights
At AAM, we believe that strong corporate governance contributes to long-term shareholder value. We are committed to sound governance practices, including those described below:

Independence	Accountability
–
All of our continuing directors and nominees, except our CEO, are independent
–
Our Lead Independent Director has a role with significant governance responsibilities
–
All standing Board committees (except the Executive Committee) consist entirely of independent directors
–
Independent directors meet regularly in executive session without management present

–
Extensive shareholder engagement reached investors representing approximately 50% of our shares in 2017
–
In 2018, we adopted proxy access by-laws, giving eligible shareholders the ability to include nominees in AAM's proxy statement
–
In uncontested elections, directors are elected by a majority of votes cast
–
The Board and each Board committee conducts an annual self-assessment

Sound Practices	Risk Management
–
Director orientation and continuing education program includes visits to AAM manufacturing facilities and technical centers
–
Directors and executives are subject to stock ownership requirements
–
Directors and executives are prohibited from hedging or pledging AAM stock or engaging in short sales

–
The Board oversees AAM's overall risk-management structure
–
Individual Board committees oversee certain risks related to their areas of responsibility
–
AAM has robust risk management processes throughout the company

Director Independence
The Board has adopted Director Independence Guidelines to assist in determining the independence of our directors under the independence standards of the New York Stock Exchange (NYSE). The Director Independence Guidelines are included in AAM’s Corporate Governance Guidelines, which are available on our website at http://investor.aam.com. The Board annually reviews and determines, on the recommendation of the Nominating/Corporate Governance Committee, whether any director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company.
In February 2018, the Board reviewed the independence of each then-sitting director, applying the independence standards set forth in our Corporate Governance Guidelines. Based on these independence standards and the relevant facts and circumstances, the Board determined that no director other than Mr. Dauch, our CEO, has a material relationship with AAM and that each director other that Mr. Dauch is independent. Mr. Dauch is not independent because of his employment with AAM.
Board Leadership Structure
Our Board consists of a combined Chairman and CEO role, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with our sound governance practices, provides effective and independent oversight of the Company.
The Chairman and CEO role brings to the Board the experience and expertise of both the Company and the automotive industry. The skills and experience of our CEO are well-suited for the role of Chairman, putting the Board in the best position to identify and assess key industry drivers and important changes in the competitive landscape so that the Board can develop effective strategies. In light of the opportunities and challenges facing

Table of Contents	Corporate Governance

AAM and the importance of the Chairman role, the Board believes that shareholders are best served by having Mr. Dauch serve in the combined role of Chairman and CEO.
While our independent directors bring diverse experiences and expertise from various perspectives outside AAM, Mr. Dauch's in-depth knowledge of our business enables him to identify important areas of focus for the Board and effectively recommend appropriate agendas. The combined role of Chairman and CEO facilitates information flow between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.
Lead Independent Director
Our Board leadership structure is further enhanced by a Lead Independent Director. The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and the CEO to ensure the Company is well positioned with sound strategy, robust risk management and effective governance. The Lead Independent Director's key responsibilities are to:

–	preside at executive sessions of independent directors;

–	call special executive sessions of independent directors, as appropriate;

–	serve as liaison between the independent directors and the Chairman & CEO;

–	inform the Chairman & CEO of issues arising from executive sessions of the independent directors; and

–	with Board approval, retain outside advisors who report to the full Board on matters of interest to the Board.
In May 2017, the Board selected Mr. Valenti to serve in this role. Mr. McCaslin had served as Lead Independent Director since April 2014. The Board rotated Mr. Valenti to this position in conjunction with the rotation of certain directors' committee memberships as discussed below. The Board believes these periodic rotations provide the Board and committees with diverse views and robust deliberations.
Board Meetings
Under AAM's by-laws, regular meetings of the Board are held at least quarterly. Our practice is to schedule certain Board meetings at an AAM manufacturing or technical center so our directors have an opportunity to observe different aspects of our business first-hand. During 2017, the Board held four regularly scheduled meetings, one of which was held at a manufacturing facility, and one special meeting.
Directors are expected to attend all Board meetings, meetings of committees on which they serve, and the annual meeting of stockholders. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. All continuing directors attended 100% of the Board and applicable committee meetings during 2017, except for one director who missed one committee meeting. Overall attendance at Board and committee meetings was 99%. All directors then in office attended the 2017 annual meeting of stockholders.
Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Technology Committee. Each of the Audit, Compensation and Nominating/Corporate Governance Committees has adopted a charter that complies with current NYSE rules relating to corporate governance. Copies of these committee charters are available at http://investor.aam.com.
The Board approved the rotation of certain directors' committee memberships effective May 2017. The Board believes that periodic rotation of committee membership is generally desirable to ensure that committees regularly benefit from diverse views. Committee membership as of March 22, 2018, the number of meetings held during 2017, and each committee's primary responsibilities are summarized below. Every committee other than the Executive Committee regularly reports on its activities to the full Board.

Table of Contents	Corporate Governance

Audit Committee

2017 Meetings: 4 Members: William P. Miller II (Chair) * James A. McCaslin John F. Smith* Samuel Valenti III *Financial Expert	– Oversees the independent auditors' qualifications, independence and performance
– Oversees the quality and integrity of our financial statements
– Oversees the performance of our internal audit function
– Discusses with management the Company's risk assessment and risk management framework
– Approves audit and non-audit services provided by the independent auditors
– Oversees the Company's hedging and derivatives practices
*Financial Expert	– Provides oversight of the Company's ethics and compliance programs
– Discusses with management the Company's information technology systems and related security

Compensation Committee

2017 Meetings: 5 Members: James A. McCaslin (Chair) William L. Kozyra Peter D. Lyons Samuel Valenti III	– Recommends the CEO's compensation to the Board and establishes the compensation of other executive officers
– Recommends incentive compensation and equity-based plans to the Board
–
Approves executive officer compensation to ensure that is designed to support achievement of the Company's business strategy and objectives while considering competitive market practices and shareholder interests

– Recommends non-employee director compensation to the Board
– Oversees management's risk assessment of the Company's policies and practices regarding compensation of executive officers and other associates
– Evaluates and approves corporate goals and objectives for executive officer compensation and evaluates performance in light of these criteria
– Oversees the preparation of the Compensation Discussion and Analysis (CD&A) and produces a Committee report for inclusion in our annual proxy statement

Nominating/Corporate Governance Committee

2017 Meetings: 5 Members: Elizabeth A. Chappell (Chair) William L. Kozyra Peter D. Lyons James A. McCaslin Samuel Valenti III	– Identifies qualified individuals to serve on the Board and committees
– Reviews our Corporate Governance Guidelines and Code of Business Conduct and recommends changes as appropriate
– Oversees succession planning for the CEO and other executive officers
– Oversees evaluation of the Board and its committees
– Reviews committee charters and recommends any changes to the Board

Technology Committee

2017 Meetings: 4 Members: John F. Smith (Chair) William L. Kozyra James A. McCaslin William P. Miller II George Thanopoulos	– Advises the Board and management on the Company's strategy for innovation and technology
– Maintains awareness of market demands for technology advancements relative to product, processes and systems
– Oversees and advises management regarding product, process and systems technologies
– Reviews technology opportunities as potential ways to increase productivity, efficiency, quality and warranty performance and to support the Company's goals and objectives

Table of Contents	Corporate Governance

Executive Committee

2017 Meetings: 0 Members: David C. Dauch (Chair) James A. McCaslin Samuel Valenti III	– Acts on matters requiring Board action between meetings of the full Board
– Has authority to act on certain significant matters, limited by our by-laws
– All members other than Mr. Dauch are independent

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving shareholder value. The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and compliance risks. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure and compliance committee meetings, a global ethics and compliance program and comprehensive internal audit processes.
The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which regularly report to the full Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities, as summarized in the table below.

Responsible Party	Primary Areas of Risk Oversight

Full Board
Oversees overall risk management function and regularly receives reports from the chairs of individual Board committees on risk-related matters falling within each committee's oversight responsibilities. Also receives reports from management on particular risks facing the Company, including through the review of AAM's strategic plan.

Audit Committee
Monitors financial, operational, and compliance risks by regularly reviewing reports and presentations given by management, Company advisors and the independent auditors.

Regularly reviews risk management practices and risk-related policies (for example, AAM's risk management process and cyber-security strategy) and evaluates potential risks related to internal controls over financial reporting.

Monitors financial risks, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Compensation Committee
Monitors potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers to take unnecessary and/or excessive risks.

Nominating / Corporate Governance Committee
Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO and monitoring legal developments and trends regarding corporate governance practices.

Technology Committee	Monitors risks associated with the Company's product portfolio and our innovation and technology plans.
Selection Process for Director Nominees
In consultation with the Chairman & CEO, the Nominating/Corporate Governance Committee identifies, evaluates and recommends potential candidates for membership on the Board. This committee conducts inquiries into the backgrounds and qualifications of candidates and considers questions of independence and possible conflicts of interest. Based on the committee’s evaluation, candidates who meet the Board’s criteria may receive further

Table of Contents	Corporate Governance

consideration, which may include interviews with the committee and other directors. The committee then submits its recommendations for nominees to the Board for approval.
Before the Board nominates an incumbent director for re-election by our stockholders, the incumbent director is evaluated by the Nominating/Corporate Governance Committee and/or the Board. This evaluation is based on, among other things, each incumbent director’s contributions to the activities of the Board. After consideration of each incumbent Class I director's qualifications and independence, the committee recommended that the Board nominate Mr. Dauch, Mr. Kozyra and Mr. Lyons for re-election as Class I directors, each with a term expiring on the date of the 2021 annual meeting of stockholders. Upon review, the Board decided to recommend Mr. Dauch, Mr. Kozyra and Mr. Lyons for re-election at the 2018 annual meeting.
Director Qualifications, Skills and Experience
AAM’s Corporate Governance Guidelines provide the qualifications for Board membership. Candidates for director nominees to the Board are reviewed in consideration of the current composition of the Board, the operating requirements of the Company and the interests of our shareholders. Although specific qualifications may vary from time to time, desired qualities and characteristics include:

–	high ethical character and shared values with AAM;

–	high-level leadership experience and achievement at a policy-making level in business, educational or professional activities;

–	breadth of knowledge of issues affecting AAM;

–	the ability to contribute special competencies to Board activities, such as financial, technical, international business or other expertise, or industry knowledge;

–	awareness of a director's vital role in AAM's good corporate citizenship and corporate image; and

–	sufficient time and availability to effectively carry out a director's duties.
The Board as a whole should reflect the appropriate balance of knowledge, experience, skills, expertise and diversity that, when taken together, will enhance the quality of the Board’s deliberations and decisions. Although the Board has no formal policy regarding diversity, the Board believes that diversity is an essential element of Board effectiveness. In this context, diversity is defined broadly to include differences in background, skills, education, experience, gender, race, national origin and culture. The current mix of top skills and qualifications of our nine Board members is shown below.

Top Skills and Qualifications:	Number of Directors:
	1	2	3	4	5	6	7	8	9

Industry Experience

CEO/COO/President Experience

Global Manufacturing Operations

Strategic Planning

Innovation and Technology

Financial Expertise

Legal / Regulatory

Risk Management

Table of Contents	Corporate Governance

Succession Planning
The Nominating/Corporate Governance Committee is responsible for overseeing the Company’s succession planning process for executive officers and other key executive positions at AAM. In performing this role, this committee monitors and approves management’s succession planning process and actions and, with respect to the CEO, makes recommendations to the full Board for approval. The Board has primary responsibility for CEO succession planning and develops both long-term and contingency plans for CEO succession. AAM's long-term and ongoing succession planning program is designed to support senior leadership development and succession in a manner that positions AAM to achieve its strategic, operating and financial performance goals, and enhance shareholder value.
Communicating with the Board
Our Board and management team value the opinions and feedback of our shareholders, and we engage with stockholders throughout the year on a variety of issues, including our executive compensation program and corporate governance. Shareholders and other interested parties who wish to communicate with us on these or other matters may contact our Investor Relations Department by email at investorrelations@aam.com or by mail at One Dauch Drive, Detroit, Michigan 48211-1198 (corporate address).
Shareholders or other interested parties may communicate with the Board through the Secretary of AAM by e-mail at AAMBoardofDirectors@aam.com or by mail at the corporate address above. The Board has instructed the Secretary to review all such communications and to exercise his discretion not to forward correspondence to the Board that is inappropriate, such as advertising and business solicitations, routine business matters and personal grievances. However, any director may instruct the Secretary to forward any communication received by the Secretary on behalf of the Board.
Corporate Governance Policies
Because we believe corporate governance is integral to creating long-term shareholder value, our Board has adopted company-wide corporate governance policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board's corporate governance objectives.
Please visit the Governance section of our website (http://investor.aam.com/governance) to learn more about our corporate governance practices and to access the following materials:

–	Corporate Governance Guidelines

–	Code of Ethics for the CEO, CFO and other Senior Financial Executives (Code of Ethics)

–	Charters of our Board Committees

–	Code of Business Conduct
A written copy of our Code of Business Conduct and Code of Ethics also may be obtained by any stockholder without charge upon request to the AAM Investor Relations Department by email at investorrelations@aam.com or by mail at our corporate address above.

Table of Contents	Compensation of Directors

Compensation of Directors
The Compensation Committee has authority to develop and recommend to the full Board the compensation policies and programs for non-employee directors. The committee retained Meridian Compensation Partners LLC (Meridian) to advise when setting non-employee director compensation to ensure it is market-based, aligned with shareholder interests and consistent with our compensation principles.
AAM's compensation program for our non-employee directors is designed to meet the following objectives:

–	recognize the significant investment of time and expertise required of directors to oversee AAM's global affairs;

–	align the directors' interests with the long-term interests of our shareholders; and

–	ensure that their compensation is well perceived by our shareholders.
In connection with AAM's acquisition of MPG in April 2017, which nearly doubled the size of the Company, the Committee recommended, and the Board approved, changes to director compensation to reflect updated market information provided by Meridian and to continue to align compensation levels with that of our comparative peer group. Additional information regarding Meridian and our 2017 comparative peer group is provided in Compensation Philosophy, Process and Market Analysis.
2017 Annual Retainer and Committee Chair Retainers

Annual retainer	$110,000
Committee chair annual retainer:
Audit Committee chair	20,000
Compensation Committee chair	15,000
Other committee chair	10,000
Lead director annual retainer	30,000
The only change in cash compensation for 2017 was an increase in the annual retainer for the Compensation Committee Chair from $10,000 to $15,000, effective April 1, 2017.
Annual Equity Grant
Non-employee directors serving on the Board on the date of the 2017 annual meeting received a grant of Restricted Stock Units (RSUs) of 7,513, or a grant date value of $125,000. This amount reflected an increase in value from $110,000 based on Meridian's updated benchmarking analysis. The awards are payable in stock and vest in one year, unless vesting is accelerated upon death, disability or a change in control. Non-employee directors may elect to defer settlement of RSUs until after termination of service from the Board.
Director Stock Ownership Guidelines
In connection with the MPG acquisition and updated market analysis, the Compensation Committee had Meridian review our stock ownership guidelines for non-employee directors. Based on this analysis, the committee recommended and the Board approved an increase in the multiple from three times to five times the annual cash retainer. Non-employee directors are expected to meet the guidelines within five years from the date of election to the Board. Shares owned directly, deferred RSUs and unvested RSUs count toward the guidelines. Each non-employee director has met, or is on track to meet, these ownership guidelines. Current stock ownership of non-employee directors is shown in the Beneficial Stock Ownership section below.
Anti-hedging and Anti-pledging policy
Non-employee directors are prohibited from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of AAM stock is also prohibited.

Table of Contents	Compensation of Directors

Total 2017 compensation of our non-employee directors is shown below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Elizabeth A. Chappell	120,000	125,016	1,400	246,416
Loren Easton (4)	77,917	125,016	—	202,933
William L. Kozyra	110,000	125,016	1,500	236,516
Peter D. Lyons	110,000	125,016	800	235,816
James A. McCaslin	131,250	125,016	500	256,766
William P. Miller II	130,000	125,016	700	255,716
Kevin Penn (4)	77,917	125,016	—	202,933
John F. Smith	120,000	125,016	1,900	246,916
George Thanopoulos	82,500	125,016	—	207,516
Samuel Valenti III	132,500	125,016	1,600	259,116

(1)
Fees earned in 2017 for services whether paid in cash or deferred. Non-employee directors may elect to defer, on a pre-tax basis, a portion of their retainer and meeting fees and receive tax-deferred earnings (or losses) on the deferrals under AAM’s Executive Deferred Compensation Plan.

(2)
Reflects the full grant date fair value of restricted stock unit awards granted on May 4, 2017 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. The grant date fair value of equity awards is calculated using the closing market price of AAM common stock on the grant date of $16.64. See Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying the valuation of equity awards.

(3)
The Company reimburses non-employee directors for travel and related out-of-pocket expenses in connection with attending Board, committee and stockholder meetings. From time to time, the Company invites spouses of non-employee directors to attend Company events associated with these meetings. The Company pays for spousal travel and certain other expenses and reimburses non-employee directors for taxes attributable to the income associated with this benefit. Amounts reflect reimbursement of taxes on this income.

(4)
Mr. Easton and Mr. Penn resigned from the Board on December 15, 2017 after completion of the sale by American Securities LLC of its interest in the Company. Outstanding equity awards were forfeited upon their resignation. Mr. Easton and Mr. Penn had been designated by American Securities LLC to serve on the Board in connection with the Company's acquisition of MPG on April 6, 2017.

As of December 31, 2017, each non-employee director had the following number of outstanding RSUs (including those deferred). No options were outstanding as of December 31, 2017.

Name	Restricted Stock Units Outstanding (#)
Elizabeth A. Chappell	51,446
William L. Kozyra	14,862
Peter D. Lyons	18,874
James A. McCaslin	40,346
William P. Miller II	54,696
John F. Smith	40,346
George Thanopoulos	7,513
Samuel Valenti III	24,333

Table of Contents	Beneficial Stock Ownership

Beneficial Stock Ownership
The following tables show the number of shares of AAM common stock beneficially owned by:

–	each person known to us who beneficially owns more than 5% of AAM common stock;

–	each of our non-employee directors and nominees as of March 6, 2018;

–	each of the named executive officers shown in the Summary Compensation Table; and

–	all directors, nominees and executive officers as a group as of March 6, 2018.
A beneficial owner of stock is a person who has voting power (the power to control voting decisions) or investment power (the power to cause the sale of the stock). All individuals listed below have sole voting and investment power over the shares (unless otherwise noted).The beneficial ownership calculation includes 111,655,962 shares of AAM common stock outstanding on March 6, 2018 (record date).

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners
Blackrock, Inc.(1)	12,973,513	11.70
55 East 52nd Street
New York, NY 10055
The Vanguard Group(2)	9,188,924	8.25
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(3)	8,503,164	7.64
6300 Bee Cave Road
Austin, TX 78746
Non-Employee Directors (4)
Elizabeth A. Chappell	53,422	*
William L. Kozyra	18,874	*
Peter D. Lyons	23,874	*
James A. McCaslin	44,346	*
William P. Miller II	62,396	*
John F. Smith	45,346	*
George Thanopoulos	298,713	*
Samuel Valenti III	34,333	*
Named Executive Officers
David C. Dauch(5)	393,036	*
Christopher J. May	19,464	*
Michael K. Simonte	102,684	*
Alberto L. Satine	40,382	*
Gregory S. Deveson	—	*
All Directors and Executive Officers as a Group (19 persons)	1,227,566	1.1
(*) Less than 1% of the outstanding shares of AAM common stock.

(1)	Based on the Schedule 13G filed on January 17, 2018 by Blackrock, Inc., reporting sole voting power over 12,723,854 shares and sole investment power over 12,973,513 shares.

(2)
Based on the Schedule 13G filed on February 7, 2018 by The Vanguard Group, reporting sole voting power over 110,493 shares, sole investment power over 9,076,668, shared voting power over 11,000 shares and shared investment power over 112,256 shares.

(3)	Based on the Schedule 13G filed on February 9, 2018 by Dimensional Fund Advisors LP, reporting sole voting power over 8,143,183 shares and sole investment power over 8,503,164 shares.

(4)	Includes vested RSUs awarded to non-employee directors that have been deferred. For the number of RSUs held by each non-employee director, see table included in Compensation of Directors.

(5)	Includes 548 shares held in trusts for the benefit of Mr. Dauch’s children.

Table of Contents	Corporate Governance

Related Person Transactions Policy
The Board has adopted a written policy and procedure for the review, approval and ratification of transactions involving AAM and any “related person” as defined in the policy. This policy supplements AAM’s other conflict of interest policies in our Code of Business Conduct. The Audit Committee is responsible for reviewing, approving and ratifying all related person transactions.
For purposes of this policy, a related person transaction includes any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which AAM is or is expected to be a participant, the amount involved exceeds $120,000, and a related person has or will have a material interest. A related person includes directors and executive officers and their immediate family members, stockholders owning more than five percent of the Company's outstanding common stock as of the last completed fiscal year, and any entity owned or controlled by any one of these persons.
The Audit Committee makes a determination whether a related person's interest in a transaction is material based on a review of the facts and circumstances. In deciding whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the significance of the related person's interest in the transaction.
A member of the Audit Committee may not participate in the review or vote concerning any related person transaction in which the Audit Committee member or his or her immediate family member is involved.
The policy also provides that certain types of transactions are deemed to be pre-approved by the Audit Committee and do not require separate approval or ratification. During fiscal year 2017 and as of the date of this proxy statement, the Company has not engaged in any reportable related person transactions.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our common stock. Based solely on our review of these reports, and written representations from such reporting persons, we believe that the Section 16(a) filing requirements for such reporting persons were met during 2017.

Table of Contents	Advisory Vote on Executive Compensation

Proposal 2: Advisory vote on Executive Compensation
AAM is seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) and narrative and tabular disclosures in this proxy statement. In the CD&A, we provide a detailed description of our compensation programs, including our compensation philosophy and objectives, the individual elements of executive pay, and how the programs are administered. We encourage you to review the CD&A, together with the other narrative and tabular disclosures, in considering your advisory vote on our named executive officers’ compensation (say-on-pay).
Pay for Performance Philosophy
Our executive officer compensation program is designed to reward performance that supports the achievement of our business objectives and creates long-term stockholder value. The Compensation Committee considers the following fundamental objectives, among others, in determining our compensation programs:

–	Compensation and benefit programs should attract, motivate and retain experienced executives who are vital to our short-term and long-term success, profitability and growth;

–	Compensation and benefit programs should reward Company and individual performance; and

–	Compensation and benefit programs should foster the long-term focus required to deliver value to our shareholders.
Our executive officer compensation program also reflects an externally competitive compensation structure based on a market study of executive compensation programs in AAM's comparative peer group. In order to ensure that our compensation program drives performance in support of our strategic objectives and cultural values, we regularly compare our compensation practices against market best practices and shareholder feedback.
Responsiveness to Shareholder Feedback
Prior to 2017, we consistently received strong shareholder support of our say-on-pay proposal, averaging more than 97% approval from 2014 through 2017. At our 2017 annual meeting, approximately 38% of our shareholders voted in favor of our executive compensation programs. Our Board and Compensation Committee took this matter very seriously and sought to better understand what drove this decline in the say-on-pay vote.
We contacted our 25 largest shareholders representing approximately 80% of our then-outstanding shares and were able to speak with shareholders representing over 50% of outstanding shares and with proxy advisors ISS and Glass Lewis. We describe the feedback we received and our response in the Proxy Summary and in the CD&A of this proxy statement. We encourage you to consider our actions in response to shareholder feedback in deciding how to vote on this proposal.
Although your vote on this proposal is advisory and non-binding, the Board and the Compensation Committee will continue to carefully consider the voting results when making future compensation decisions.

☑	The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

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Compensation Discussion and Analysis
Our executive compensation program is designed to attract, motivate and retain the high quality leaders that are necessary to manage a company of AAM's size and complexity. In designing the Company's executive compensation program, the Compensation Committee (Committee) strives to align the incentives of our named executive officers (NEOs) with the interests of our shareholders by using performance metrics and challenging goals that tie directly to our business strategy. We believe consistent execution of our strategy will drive long-term value creation.
The Compensation Discussion and Analysis (CD&A) provides a description of our executive compensation programs, including the underlying philosophy, the individual pay elements, the methodology and processes used by the Board and the Committee to make compensation decisions and the relationship between AAM's performance and compensation delivered in 2017. Our NEOs for the fiscal year ending December 31, 2017 are shown below.

Named Executive Officers

David C. Dauch Chairman & Chief Executive Officer

Christopher J. May Vice President & Chief Financial Officer

Michael K. Simonte President

Alberto L. Satine President Driveline

Gregory S. Deveson President Powertrain

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Shareholder Engagement and Our Response
Refinements to AAM's Executive Compensation Program and
Adoption of Proxy Access
Prior to 2017, we consistently received strong shareholder support on our say-on-pay proposal, averaging more than 97% approval from 2014 through 2016. In 2017, approximately 38% of our shareholders voted in favor of our executive compensation programs. The Board and the Committee took this matter very seriously and sought to better understand what drove this decline in the say-on-pay vote.
It is AAM's practice to meet with investors throughout the year in various formats. However, following the 2017 annual meeting, the Committee and management conducted a targeted shareholder outreach program to discuss and obtain feedback regarding our executive compensation program and other governance matters. We contacted our 25 largest shareholders representing approximately 80% of our then-outstanding shares. As a result of this outreach, we spoke with shareholders representing over 50% of outstanding shares and with proxy advisors ISS and Glass Lewis. The Chair of the Committee participated throughout this process, along with our CFO and Investor Relations Director.
The information we received from shareholders was shared with the Board on multiple occasions. The Committee and the full Board had robust discussions and thoughtfully considered our shareholders' constructive feedback. Below is a summary of the feedback we received and our response.

Shareholder Feedback		Response

Shareholders generally believe our executive compensation program is aligned with shareholder interests.	ð	Significant design improvements have been made over the last several years including:
- no discretionary incentive payments
- double-trigger equity vesting
- clawback policy
- 66% of LTI compensation is performance based
- prohibit excise tax gross ups
- no excessive executive severance arrangements
- New in 2017: increased stock ownership requirements for CEO, CFO and outside directors

These programs will continue to be reinforced.

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Shareholder Feedback		Response

Incentive metrics • Goal rigor • Alignment with strategy • Enhanced disclosure	ð
Goal Rigor: Although our goals contained the appropriate rigor to accomplish our strategic objectives, we heard shareholder concerns and increased the rigor of new awards in 2018 to achieve a level of performance that would be the highest in our history.

Alignment with strategy: To continue alignment with AAM's strategic goals, the Committee changed annual incentive pay metrics in 2018 to focus senior leadership on EBITDA, a key valuation/leverage reduction driver. The LTI program was also modified to emphasize cash flow and capital deployment strategies, which are key to value creation.

Enhanced disclosure: We enhanced our disclosure of our goal-setting process for better understanding and transparency. We re-designed our proxy statement to include a proxy summary, letters from our Chairman & CEO and lead independent director, and other features that enable us to more effectively communicate AAM's business strategy and the Board's ongoing efforts to represent the interests of our shareholders.

Alignment of CEO compensation with total shareholder return	ð
While AAM's financial and operational performance has been strong, our TSR performance has lagged in comparison to our comparative peer group over the last few years.

AAM has increased EBITDA margin performance each year to a level that is one of the best in the industry and grown revenues to nearly $7 billion from $2.9 billion 5 years ago, while transforming AAM to become more diversified, with greater scale and increased global reach to support our customers with products that meet market demands. We believe this operational performance and growth will drive long-term value for our shareholders.

Ratio of fixed and variable pay of the CEO as compared to the other NEOs	ð
The Committee believes that the CEO's pay should be more variable than that of the other NEOs. As the leader of the Company, the CEO should have the highest level of pay at risk, which we believe drives superior performance.

Proxy access	ð	We adopted proxy access in February 2018.

In addition to this outreach effort, we engaged in our regular investor communications, which included equity and high-yield credit conferences, on-site investor visits, road shows, and individual and group conference calls. In light of the recent transformation of our company, we also engaged a third party to conduct an investor perception study. We incorporated many of the recommendations we received into our investor relations program.
Throughout all of our engagement activities, we strengthened our relationships with our investors by receiving candid, constructive feedback that we shared with our Board. Our Board believes that fostering long-term relationships with our shareholders and maintaining their trust and goodwill is critical to AAM's achievement of our strategic objectives and shareholder value creation.

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Business & Financial Highlights
Driving Long-Term Shareholder Value
AAM is a global Tier 1 supplier to the automotive, commercial and industrial markets, with broad capabilities across multiple product lines. Our mission is to deliver efficient, powerful and innovative solutions for our customers while leading the industry in quality, operational excellence and technology to maximize shareholder value. Our Board believes that AAM is well positioned to deliver long-term shareholder value by utilizing the following fundamental elements of our business:
AAM's 2017 Highlights

☑	Delivered on our key strategic objectives of profitable growth, diversification, outstanding financial performance and technology leadership	☑	Following the MPG acquisition, reduced our debt leverage on both a gross and net basis, including the prepayment of $200 million of Senior Notes

☑	Closed on the acquisition of MPG, nearly doubling our size and scale	☑	Won several new business awards, including further commercialization of our e-AAM hybrid and electric driveline systems

☑	Achieved record sales and profitability for AAM	☑	Realized over 50% of our sales from customers other than General Motors for the first time in AAM history — a key strategic milestone

☑	Generated Adjusted Free Cash Flow of over $300 million	☑	Successfully launched approximately 75 programs and facilities across the globe

☑	Continued to fund significant capital and R&D investments in order to drive organic growth to meet our strategic goals	☑	Received several global quality and operations excellence awards from our customers, including being named a Supplier of the Year by General Motors

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Acquisition of Metaldyne Performance Group, Inc.
Our transformational acquisition of MPG in April 2017 nearly doubled the size of the Company and was supported by powerful industrial logic focused on driving long-term value for all shareholders through the benefits listed below. We have already begun to realize many of the key benefits from this transaction and they are evident in our financial results for 2017.

Acquisition Benefit	FY 2017 Result

Greater scale and financial profile	Pro forma sales of over $6.9 billion, an increase of over 75% compared to AAM's 2016 sales

Accelerated business diversification	Non-GM sales made up more than 50% of total sales Greater exposure to commercial and industrial business as those markets strengthened in 2017

Enhanced profitability and free cash flow generation	AAM achieved Adjusted EBITDA of approximately $1.1 billion AAM generated over $300 million of Adjusted Free Cash Flow

Synergy attainment and value capture
AAM recognized > $30 million of cost reduction synergies in 2017 and expects an annualized synergy attainment run rate of $73 million in January 2018

On track to meet our target of $120 million of annual run rate cost reduction synergies by 1Q 2019 and 70% of this total by 1Q 2018

2017 Compensation Overview
Components of Compensation Program
The primary components of AAM’s executive compensation program are summarized below.

Component	Purpose	Characteristics

Base Salary	Based on level of responsibility, experience, individual performance and internal pay equity	Fixed cash component generally targeted at the peer group median

Annual Incentive Compensation	Incentive to drive short-term performance aligned with strategic goals	Cash award that is at-risk subject to the attainment of performance targets

Long-Term Incentive Compensation	Reward for creating shareholder value	Awarded in a combination of Performance Shares (66%) and RSUs (34%) tied to financial and share performance that drive sustainable results and shareholder value

Retirement Benefits	Provide income upon retirement	401(k) and nonqualified defined benefit plans

Perquisites	Limited supplement to total direct compensation	Primary benefit is company-provided vehicles with AAM content

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Total NEO Direct Compensation Pay Mix
Total direct compensation consists of base salary plus target annual and long-term incentive compensation. Total direct compensation for each NEO may be above or below the 50th percentile of our comparative peer group based on various factors, including an individual's level of responsibility, demonstrated skills and experience, significance of position, contribution to Company performance, time in position, potential for advancement and internal pay equity considerations. The Committee generally sets performance objectives for annual and long-term incentive compensation so that targeted total direct compensation levels can be achieved only when target performance objectives are met. Consequently, actual pay may vary from targeted levels based on achieved performance against pre-established performance objectives.
The following chart illustrates the allocation of 2017 total direct compensation components at target for our CEO and for our other NEOs as a group as of December 31, 2017. This analysis highlights the Company's emphasis on long-term and at-risk compensation.

CEO	Other NEOs (Average)

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Compensation Philosophy, Process and Market Analysis
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that incorporates the principles of supporting business strategy and performance, aligning with stockholder interests, and paying competitively based on a framework of best governance practices. The Committee reviews and recommends to the full Board AAM's overall compensation philosophy and executive compensation programs to support our business strategy and objectives.

Compensation Principle	Objective	How we achieve our objective

Support of Business Strategy and Performance	Compensation is variable and at risk	–	86% of CEO compensation is variable and at risk
	Utilize metrics that emphasize company performance that are aligned with business strategy	–	Performance goals include key drivers of enterprise value creation such EBITDA, Relative TSR and Cash Flow.

Alignment with Stockholder Interests	Balance focus between short-term results and long-term share appreciation	–	Mix of annual and long-term incentive programs
		–	66% of LTI is performance based
		–	Cap on payout of performance shares based on relative TSR if absolute TSR is negative
		–	CEO stock ownership requirement of 6 times base salary

Market Competitive Pay	Attract and retain executive talent	–	Benchmark pay against a peer group of similarly sized companies
	Align pay and performance	–	Target direct compensation at the 50th percentile
		–	Ensure incentive plans reward for desired behaviors and pay outcomes align with results

Best Governance Practices	Implement best governance practices into compensation programs	–	Clawback policy
		–	Anti-hedging policy
		–	Double-trigger equity vesting and severance in a change in control
		–	Annually review risks associated with compensation programs
		–	Retain independent compensation consultant
		–	Prohibit excise tax gross-ups
		–	No excessive executive perquisites
Decision-Making Process
Comprised solely of independent, non-employee directors, the Committee oversees the compensation and benefits programs for our executive officers, including the NEOs. In its oversight of our 2017 executive compensation program, the Committee worked with its independent compensation consultant, and with the CEO, the President, the CFO, and the Vice President, Human Resources. The CEO and the other officers provided information and recommendations with respect to:

–	Company performance objectives and goals, which serve as a basis for incentive compensation;

–	attracting, retaining and motivating executive officers;

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–	information regarding financial performance, budgets and forecasts as they pertain to compensation; and

–	industry and market conditions affecting AAM's business strategy.
The Committee exercises its independent judgment to approve the compensation level for the CEO. For all other executive officers, the Committee considers the CEO's recommendation for setting compensation levels. The compensation approved for the CEO and other executives is aligned with the Company's overall compensation philosophy. For 2017, the Committee made pay decisions based on Meridian's market analysis, Company performance and specific factors about each NEO, including individual performance, experience, internal equity, scope and responsibility of position, retention and other factors described in more detail below.
Role of the Compensation Consultant
The Committee has retained Meridian Compensation Partners LLC as its independent compensation consultant. Meridian provides the Committee with independent advice and ongoing recommendations on compensation matters related to our executive officers and non-employee directors. Meridian also provides the Committee with competitive market data, peer group analyses and updates on compensation trends and regulatory developments. Meridian also worked with the Company in evaluating its incentive programs and the selection of performance measures in response to shareholder feedback.
In the course of fulfilling its responsibilities, Meridian frequently communicates with the Chair of the Committee both prior to and following Committee meetings. Meridian also meets with management to gather information, prepare materials and review proposals to be made to the Committee. Meridian provides no other services to the Company and has no other direct or indirect business relationships with AAM or any of its subsidiaries or affiliates. Based on information provided by Meridian, the Committee assessed Meridian's independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Committee.
Peer Group and Market Analysis
The Committee annually reviews the composition of our comparative peer group and makes adjustments to reflect changes in our business, as well as industry and market conditions. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements, understanding compensation trends among comparable companies and reviewing other compensation and governance-related topics. The companies are selected primarily based on the following criteria:

–	total revenue and market capitalization;

–	competitors in industry segment;

–	complexity of global business and operations; and

–	competition for talent and investor capital.
In April 2017, we completed the transformational acquisition of MPG. This transaction nearly doubled the size of the Company and significantly changed the complexity of our business operations. Based on these changes, the Committee requested Meridian to recommend a comparative peer group to reflect the size and complexity of the combined Company. This new peer group was used to benchmark executive compensation upon the closing of the MPG acquisition. AAM's revenues are at approximately the median of the new comparative peer revenues. The new peer group consists of the following companies:

2017 Comparative Peer Group
Ametek Inc.	Fluor Corp.	Navistar International Corp.
BorgWarner Inc.	Flowserve Corporation	Rockwell Automation
Cooper-Standard Holdings, Inc.	Goodyear Tire & Rubber Co	Tenneco Automotive Inc.
Cummins Inc.	Illinois Tool Works, Inc.	Terex Corporation
Dana Inc.	Lear Corporation	Trinity Industries, Inc.
Delphi Automotive plc	Meritor Inc.	Visteon Corporation
Dover Corporation	PACCAR Inc.
Federal-Mogul Corporation	Parker-Hannifin Corporation

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The comparative peer group above reflects the following changes made by the Committee:

2017 Changes	Companies		Rationale
Additions	Ametek Inc.	Goodyear Tire & Rubber Co.	More closely aligned with the size and complexity of our business
	Cummins Inc.	Illinois Tool Works, Inc.
	Delphi Automotive plc	PACCAR Inc.
	Dover Corporation	Parker-Hannifin Corporation
Fluor Corp.
Removals	A.O. Smith Corporation	Tower International Inc.	No longer aligned with our size and business operations
	Briggs & Stratton	USG Corporation
	Donaldson Company, Inc.	Valmont Industries, Inc.
	Kennametal Inc.	Woodward Inc.
Regal-Beloit Corporation

Direct Compensation Elements
Base Salary
In connection with AAM's acquisition of MPG in April 2017, which nearly doubled the size of the Company, the Committee adjusted NEO base salaries to reflect the size and complexity of the combined companies considering their greater levels of responsibilities resulting from the acquisition. Taking the market median of the new comparative peer group into consideration, the Committee increased base salaries effective April 1, 2017 for the NEOs, except for the CEO. Mr. Deveson's base salary took effect on April 17, 2017 when he joined AAM. NEO base salaries as of December 31, 2017 and 2016 are shown below.

	2017	2016	% Change
David C. Dauch	$1,150,000	$1,150,000	—%
Christopher J. May	$500,000	$400,000	25%
Michael K. Simonte	$750,000	$640,000	17%
Alberto L. Satine	$610,000	$510,000	20%
Gregory S. Deveson	$530,000	$—	—%
The Committee increased Mr. May's base salary for 2017, recognizing that his base salary had been below the market median since his appointment as CFO in 2015. Since that time, the Committee periodically reviewed Mr. May's compensation in consideration of his professional development and strong performance in the position. The increases for Mr. Simonte and Mr. Satine also reflect that they had not received a base salary increase since 2015.
In October 2017, the Committee determined that base salaries for the CEO and the NEOs (other than Mr. May) will remain unchanged for 2018. The Committee decided to increase Mr. May's 2018 base salary to $550,000 in consideration of his performance and pay level relative to the market median. The Summary Compensation Table shows the base salary earned in 2017 for each NEO.

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Incentive Compensation
Compensation Program Metrics Link to Strategic Business Objectives
The Committee utilizes both short- and long-term financial metrics relative to our business objectives, as well as relative TSR as a long-term metric. The following chart demonstrates how our incentive compensation metrics correlate to our strategic business objectives.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research and development, and other capital priorities.		Cash Flow - 2017 Annual Incentive Plan (50% component) - 2018 LTI Performance Shares (50% component)

Develop innovative technology, including electrification. Reinvest in research and development.		Relative TSR - LTI Performance Shares, including 2018 (50% component)

Create sustainable value for shareholders.

Achieve profitable growth, along with the ability to be flexible as the market changes, and reduce leverage.		EBITDA - 2017 LTI Performance Shares (50% component) - 2018 Annual Incentive Plan (100% component) Operating Income Margin - 2017 Annual Incentive Plan (50% component)

Deliver integration synergies from recent acquisitions.
Goal Rigor
The Committee annually reviews performance metrics, targets and payouts to ensure that they are challenging, stretch goals and are designed to mitigate risk.
Annual Incentive Compensation
Each NEO's annual incentive compensation is based on achieved results against financial targets approved by the Committee under AAM’s Incentive Compensation Plan for Executive Officers. Payment of annual cash incentive awards is permitted to the extent the Company meets or exceeds threshold performance levels and reports positive net income.
The Committee approved the use of net operating cash flow and operating income margin for determining 2017 annual cash incentives considering their alignment to our strategic business objectives. In February 2017, taking into consideration the then-pending MPG acquisition, the Committee set the target level for each performance metric based on the 2017 financial objectives for the combined companies, which included anticipated integration synergies. Recognizing the importance of achieving integration synergies, the Committee increased the rigor of the threshold, target and maximum performance levels in order to drive management to achieve the key benefits of this transformational acquisition. In addition, these performance levels were set above our 2016 actual performance.

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The operating income margin target was also compared to that of our competitor peer group for the three most recent fiscal years. This target was set to drive a level of performance to exceed the top one-third of our competitor peer group. The following table describes the performance levels and results for 2017.

	Weighting	Threshold (Payout 50%)	Target (Payout 100%)	Maximum (Payout 200%)	2017 Actual Performance
Net Operating Cash Flow	50%	$195 million	$260 million	$300 million	$340.9 million(1)

Operating Income Margin	50%	8.1%	10.75%	11.25%	11.10%(2)
(1) Excludes the impact of cash paid for restructuring and acquisition-related costs of $169.1 million. See Reconciliation of Non-GAAP and GAAP Information.
(2) Excludes the impact of restructuring and acquisition-related costs of $152.6 million. See Reconciliation of Non-GAAP and GAAP Information.
Based on the weighting of each performance metric, the 2017 annual incentive awards resulted in a payout of 185% of target. No discretionary increases were made to 2017 annual incentive payouts for any NEO. The amounts paid are shown in the Summary Compensation Table.
Target Annual Incentive Award Opportunities
The table below shows the 2017 target annual incentive opportunities for our NEOs, stated as a percentage of base salary.

	Target Annual Incentive Opportunity
	2017	2016
David C. Dauch	135%	125%
Christopher J. May	80%	60%
Michael K. Simonte	100%	100%
Alberto L. Satine	80%	80%
Gregory S. Deveson (effective April 17, 2017)	80%	—%
In connection with the acquisition of MPG and based on market data, the Committee increased Mr. Dauch's annual incentive target, effective April 1, 2017, to reflect his new challenges in leading a much larger, more complex organization.
For Mr. May, the Committee increased his annual incentive target opportunity, recognizing that his bonus target had been below the market median since his appointment as CFO in 2015. Since that time, the Committee periodically reviewed Mr. May's compensation in consideration of his professional development and strong

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performance in the position. As a result, the Committee decided to increase his annual incentive target to 80% effective April 1, 2017.
In October 2017, the Committee determined that the annual incentive target opportunities for each NEO will remain unchanged for 2018.
2018 Changes to Annual Incentive Compensation Program
During our shareholder outreach, emphasis was placed on our continuing to align performance measures with our business strategy. The Committee considered this feedback in selecting absolute EBITDA dollars as the sole metric for determining 2018 annual incentive payouts. Strong EBITDA performance positions AAM to generate cash, reduce debt and provide funding for profitable growth and other capital priorities. The selection of EBITDA dollars as the sole performance measure emphasizes its importance to our business strategy.
For 2018, the Committee set the annual incentive target at a level that drives management to continue to perform at a high level, achieve integration synergies, implement productivity improvements and successfully launch new product programs.
Long-Term Incentive Compensation
Our LTI program for executive officers is designed to reward NEOs for creating sustained shareholder value, to encourage ownership of Company stock, and to retain and motivate executives while aligning their interests with those of our shareholders. AAM generally makes equity grants to its executive officers and other executives on an annual basis, subject to the approval of the Committee. Grants are typically made in the first quarter of each year to coincide with the communication to executive officers of their annual cash incentive awards for the previous year’s performance. This timing increases the impact of the awards by strengthening the link between pay and performance.
2017 LTI Award Overview

Form of Award
	Performance Shares	RSUs
LTI Mix	66%	34%

Objective	Drive and reward performance key to strategic business objectives	Encourage retention and ownership supporting shareholder alignment

Performance Measure	50% EBITDA Margin 50% RelativeTSR	Continued service with AAM

Competitor Peer Group for Relative TSR	Autoliv Inc. Borg Warner Inc. Dana Inc. Lear Corporation Magna International Inc Meritor Inc, Tenneco Automotive, Inc. Visteon Corporation	Not applicable

Performance / Vesting Period	Subject to achievement of performance measures over the three-year performance period January 1, 2017 through December 31, 2019	Cliff vest on the third anniversary of the grant date

Conversion	Converted to AAM stock upon vesting	Converted to AAM stock upon vesting
Our competitor peer group is used to assess relative performance for establishing long-term incentive award performance levels. The competitor peer group consists of companies that compete with AAM for capital and operate in similar markets. This group of eight companies serves as an appropriate benchmark for long-term incentives because of the likelihood that these companies will experience similar business conditions over a three-year cycle.

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The Committee approved the use of EBITDA margin and relative TSR as the 2017 LTI performance share measures considering their alignment to our strategic business objectives as described above. The target performance was set above the median of our competitor peer group based on estimated performance for the period 2015 to 2017. The maximum performance level was set above the 75th percentile of the competitor peer group in order to drive superior performance. The following table shows the threshold, target and maximum EBITDA margin and relative TSR performance levels to be used in determining the payouts for these awards for the performance period January 1, 2017 through December 31, 2019.

	EBITDA Margin Performance Measure		Relative TSR Performance Measure
Performance Level	3 Year Cumulative EBITDA Margin	Percent of Target Award Opportunity Earned	Company's TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	10%	25%	35th	50%
Target	12%	100%	50th	100%
Maximum	15%	200%	75th	200%
LTI Award Values
The table below shows the 2017 target long-term incentive opportunities for our NEOs.

	2017 Target Long-Term Incentive Opportunity
	($)(1)	%(2)
David C. Dauch	5,175,000	450%
Christopher J. May	412,000	100%
Michael K. Simonte	1,516,160	230%
Alberto L. Satine	787,950	150%
Gregory S. Deveson	1,060,000	200%
(1) Amounts reflect the value the Committee considered when granting the awards for 2017. These amounts differ from the value of the awards shown in the 2017 Summary Compensation Table and Grants of Plan-Based Awards Table because those tables reflect the probable outcome of the performance metrics for the performance shares.
(2) Stated as a percentage of base salary.
In connection with the acquisition of MPG and based on the market median of the new comparative peer group, the Committee increased the 2018 LTI target opportunities for the NEOs (except for Mr. Deveson) to reflect the significant increase in size and complexity of the Company. The Committee also considered the greater levels of responsibility and challenges ahead for each of the NEOs to deliver expected results. Mr. Deveson's 2018 LTI target was set when he joined AAM on April 17, 2017, after the MPG acquisition.

2018 Target Long-Term Incentive Opportunity
%
David C. Dauch	500%
Christopher J. May	250%
Michael K. Simonte	300%
Alberto L. Satine	200%
Gregory S. Deveson	200%
For Mr. May, the Committee increased his LTI target opportunity, recognizing that his target had been below the market median since his appointment as CFO in 2015. Since that time, the Committee periodically reviewed Mr. May's compensation in consideration of his professional development and strong performance in the position. Accordingly, the Committee made incremental increases to Mr. May's 2018 target, resulting in the total amount shown above.

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Payout of 2015 Performance Share Awards
The performance period for 2015 performance awards ended on December 31, 2017. The number of shares earned was based on relative TSR and EBITDA margin over the three-year performance period as shown below.

	Actual Performance	% of Target Shares Earned	Award Weighting	Weighted Payout
Relative TSR	11th percentile	0%	50%	0%

EBITDA Margin	16.2%(1)	200%	50%	100%
		Final Payout as a % of Target		100%
(1) Excludes the restructuring and acquisition-related costs and debt refinancing costs. See Reconciliation of Non-GAAP and GAAP information.

Payouts under the relative TSR performance share awards resulted in a zero payout to senior management because the threshold performance level was not achieved. Our shareholders did not realize value on our stock over this time period. Consequently, our senior management team did not receive any value for these awards.

Governance Point
Payout capped at 50% if 3-year absolute TSR is negative.

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The performance targets for the EBITDA margin performance share awards were determined in consideration of AAM's historical EBITDA margins in 2012 - 2014. The maximum performance level was set to drive performance significantly above our peers and encourage EBITDA margin growth. Over this period, management delivered a result well in excess of targets and prior actual performance. This outstanding financial performance allowed us to reduce debt and position AAM for the strategic actions we took in 2017.

Adjusted EBITDA Margin
2018 Changes to LTI Program
The Committee evaluated the performance measures for 2018 LTI performance share awards to ensure that the measures are aligned with our business strategy. In 2017, AAM acquired MPG to drive a much stronger long-term business profile. We incurred higher debt levels to finance this strategic acquisition. A key objective of the Company is to strengthen our balance sheet and continue to provide for profitable growth, research and development of innovative technology and other capital priorities. As a result, free cash flow is a key driver to reduce gross leverage and ultimately convert value to shareholders through the valuation process. Accordingly, the Committee replaced the EBITDA margin performance measure with free cash flow for the 2018 LTI performance share awards. The Committee believes that relative TSR continues to be an important measure of performance because of its alignment with shareholder value creation.
Based on these considerations, the 2018 performance share awards will be based 50% on free cash flow and 50% on relative TSR. Significantly, achievement of the 2018 LTI free cash flow target would represent the highest free cash flow performance in AAM's history.
Summary of Direct Compensation
The Committee believes each pay element of direct compensation is consistent with our compensation philosophy. The Committee reviews direct compensation for each NEO and compares each compensation element to the market data of our comparative peer group. The Committee also considers individual performance, experience, internal equity, scope and responsibility of position, retention and other factors.
Direct compensation for our CEO is higher than for the other NEOs due to the CEO's breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO pay as a certain multiple of the pay of the other NEOs.
For 2017, the Committee set total direct compensation for Mr. Dauch, Mr. Simonte and Mr. Satine at approximately the 50th percentile of the peer group. For Mr. May, who was appointed CFO in August 2015, the Committee set total direct compensation below the 50th percentile based on his limited time in this position. The level of total direct compensation for Mr. Deveson was determined in consideration of internal pay equity for his position as a business unit leader and was set between the 50th and the 75th percentiles.

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Indirect Compensation Elements
Retirement and Other Benefits
Our NEOs participate in the same medical and 401(k) plans as our U.S. salaried associates. A group of approximately 60 senior executives, including the NEOs, also receive supplemental life, supplemental disability and umbrella liability insurance benefits. Our NEOs are eligible to participate in AAM’s nonqualified defined benefit pension plan and a nonqualified deferred compensation plan. These plans are described in the Pension Benefits and Nonqualified Deferred Compensation sections below.
Perquisites
AAM provides a very limited number of perquisites to senior executives, including our NEOs. Senior executives are eligible for the use of a Company-provided vehicle with AAM content. Mr. Dauch has the use of two Company-provided vehicles. Occasionally, the Company invites spouses of AAM executives to attend Company business events and pays for the spouse’s travel and related non-business expenses. AAM reimburses the executive for taxes attributable to the income associated with this benefit. We do not otherwise provide tax gross ups for executives except for those available for all salaried associates generally. Perquisites are further described in the footnotes to the Summary Compensation Table.

Other Compensation Matters
Employment Agreements
The terms of Mr. Dauch's and Mr. Simonte's employment agreements are described in the Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table and Potential Payments Upon Termination or Change in Control.
Change in Control Plan
The AAM Executive Officer Change in Control (CIC) Plan provides eligible executive officers severance payments and benefits in the event of termination of employment on or within two years following a CIC. Mr. Dauch and Mr. Simonte do not participate in the CIC Plan due to the severance payments and benefits provided under each of their employment agreements. The Board believes the CIC Plan enhances stockholder value by encouraging executive officers to consider CIC transactions that may be in the best interests of the Company and our stockholders while keeping them neutral to potential job loss. The Board also believes that the CIC Plan is aligned with competitive market practices and will help to retain key talent. Severance benefits provided to our NEOs are described under Potential Payments Upon Termination or Change in Control.
Executive Compensation Recoupment (Clawback) Policy
The clawback policy authorizes the Committee to determine whether to require recoupment of performance-based incentive compensation actually paid or awarded to any executive officer if certain conditions are met. For purposes of this policy, performance-based compensation includes all annual and long-term incentive awards, whether paid in cash or equity, to the extent the awards are based on the Company's financial performance.
The Committee may require recoupment if the executive officer engaged in fraud or intentional misconduct that caused or contributed to the need for a material restatement of the Company's financial statements filed with the SEC. If the Committee determines that any performance-based compensation paid or awarded to the executive officer would not have been awarded or would have been awarded at a lower amount had it been calculated based on such restated financial statements (adjusted compensation), the Committee may seek to recover for the benefit of the Company the excess of the awarded compensation over the adjusted compensation (excess compensation). In deciding whether to seek recovery of excess compensation from the executive officer, the Committee will consider the factors it deems relevant under the circumstances and whether the assertion of a claim is in the best interests of the Company.

Table of Contents	Compensation Discussion and Analysis

Executive Officer Stock Ownership Requirements
 A fundamental objective of our compensation program is for executive officers to own AAM stock in order to align their interests with those of our stockholders and to reinforce the importance of making sound long-term decisions. In 2017, the Committee requested Meridian to provide an analysis of the stock ownership requirements of our peer group. Based on this analysis, the Committee increased the stock ownership requirements for the CEO from five times to six times base salary and from two times to three times base salary for the Chief Financial Officer. The Company's current stock ownership requirements are shown below.

Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer; President	3
Other Executive Officers	2
Executive officers have five years to meet these requirements or, for new executive officers, five years from the date of appointment. Shares owned directly, unvested RSUs and performance shares (at target) count toward the requirement. These ownership levels must be maintained as long as the person is an executive officer of AAM. NEOs who have not met these requirements may not sell shares. The Committee annually reviews each executive officer’s stock ownership level according to this policy. Each NEO has met or is on track to meet the ownership requirements established for his position.
Anti-Hedging and Anti-Pledging Policy
AAM prohibits employees and non-employee directors from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of AAM stock is also prohibited.
Risk Assessment of Compensation Policies and Practices
We conducted an annual risk assessment for the Committee to determine whether the risks arising from our fiscal year 2017 compensation practices are reasonably likely to have a material adverse effect on the Company. The risk assessment considered AAM’s annual and long-term incentive programs and pay mix, performance measures used to calculate payouts, and pay philosophy and governance. Our annual assessment focuses on the program for executive officers in light of their decision-making authority and influence, but also considers the compensation of other salaried associates. Our methodology was reviewed by the Committee and Meridian.
We have designed our compensation programs with specific features to address potential risks while rewarding our executive officers and other associates for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Based on our risk assessment and consideration of various mitigating factors, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Tax Deductibility of Compensation
Section 162(m) of the Code (Section 162(m)) generally disallows a tax deduction to public companies for compensation over $1 million paid to certain “covered employees,” which historically included a company's CEO and the three other most highly compensated executive officers, other than the CFO, employed by the company at year end. Pursuant to the Tax Cuts and Jobs Act, enacted on December 22, 2017, the definition of “covered employees” under Section 162(m) was amended to include the CFO. Once an officer is a “covered employee,” the officer’s pay will remain subject to Section 162(m) for so long as the officer is receiving compensation from the company. Further, the Tax Cuts and Jobs Act repealed the exclusion for “qualified performance‑based compensation” under Section 162(m) effective January 1, 2018, except for compensation payable pursuant to a written binding contract in place before November 2, 2017 that is not materially modified thereafter (a grandfathered arrangement). For 2017, although we had plans in place that were intended to permit the award of qualified performance-based compensation under Section 162(m), the Committee did not necessarily limit executive compensation to deductible amounts. Beginning in 2018, there will be no qualified performance-based compensation exemption, other than for grandfathered arrangements. Outstanding awards that previously qualified for the performance-based compensation exclusion under Section 162(m) may or may not qualify as grandfathered awards.

Table of Contents	Compensation Discussion and Analysis

Reconciliation of Non-GAAP and GAAP Information
AAM has included in the proxy statement adjusted operating income margin, adjusted net operating cash flow and adjusted EBITDA margin, which are financial metrics used in our Incentive Compensation Plan for Executive Officers and the 2012 Omnibus Incentive Plan. These metrics are non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in the tables below in accordance with SEC rules.
Management believes that these non-GAAP financial measures are useful to both management and its shareholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures, as presented by AAM, may not be comparable to similarly titled measures reported by other companies.

2017 Annual Incentive Performance Metrics	Twelve Months Ended
December 31, 2017
Adjusted Operating Income Margin:	(in millions)
Operating income, as reported	$543.0
Restructuring and acquisition-related costs	110.7
Non-recurring items:
Acquisition-related fair value inventory adjustment	24.9
Other(1)	(0.5)
Adjustment for purchase accounting (primarily depreciation and amortization) for the acquisition of MPG and USM Mexico not included target	35.7
Impact of financial performance for acquisitions not included in target	(18.2)
Adjusted operating income	$695.6

Net sales, as reported	$6,266.0

Adjusted operating income margin (2)	11.10%

Net Operating Cash Flow:
Cash provided by operations, as reported	$647.0
Purchases of property, plant and equipment, net of proceeds from sale of property, plant and equipment and from government grants	(475.2)
Cash payments for restructuring and acquisition-related costs	109.3
Acquisition-related settlement of pre-existing accounts payable balances with acquired entities	35.2
Interest payments upon settlement of acquired company debt	24.6
Net operating cash flow (2)	$340.9

(1) Includes the impact of a change in accounting principle and a pension settlement.
(2) The Committee established the performance goals for our annual incentive plan prior to the closing of the MPG and USM Mexico acquisitions. As a result, the impact of purchase accounting adjustments and the financial impact of USM Mexico were not known at the time that the performance goals were established. Accordingly, our GAAP reported operating income and net operating cash flow, for purposes, of calculating performance achievements under the annual incentive plan, were adjusted for certain restructuring and acquisition-related costs and non-recurring items as detailed above.

Table of Contents	Compensation Discussion and Analysis

2015 Long-term Incentive Performance Metric	Twelve Months Ended
	December 31,
	2017	2016	2015
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA:	(in millions)
Net income	$337.5	$240.7	$235.6
Interest expense	195.6	93.4	99.2
Income tax expense	2.5	58.3	37.1
Depreciation and amortization	428.5	201.8	198.4
EBITDA	$964.1	$594.2	$570.3
Restructuring and acquisition-related costs	110.7	26.2	—
Debt refinancing and redemption costs	3.5	—	0.8
Non-recurring items:
Acquisition-related fair value inventory adjustment	24.9	—	—
Other(1)	(0.5)	(1.0)	—
Adjusted EBITDA	$1,102.7	$619.4	$571.1

Net sales, as reported	$6,266.0	$3,948.0	$3,903.1

Adjusted EBITDA margin	17.6%	15.7%	14.6%

3-year cumulative EBITDA margin	16.2%
(1) For 2017, includes the impact of a change in accounting principle and a pension settlement.

Table of Contents	Compensation Committee Report

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
James A. McCaslin, Chair
William L. Kozyra
Peter D. Lyons
Samuel Valenti III

Table of Contents	Executive Compensation Tables

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015 to the extent they served as NEOs in such years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Options Awards ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
David C. Dauch(1)Chairman & Chief Executive Officer	2017	1,150,000	—	7,319,937	—	2,819,000	1,869,698	86,982	13,245,617
	2016	1,150,000	—	5,617,069	—	2,875,000	1,385,652	74,599	11,102,320
	2015	1,150,000	—	5,348,595	—	5,447,875	1,201,615	67,131	13,215,216
Christopher J. May Vice President & Chief Financial Officer	2017	478,003	—	582,790	—	693,800	397,791	44,586	2,196,970
	2016	391,667	—	488,450	—	480,000	231,058	47,641	1,638,816
	2015	292,505	—	148,344	—	297,646	107,445	44,199	890,139
Michael K. Simonte President	2017	727,300	—	2,144,593	—	1,387,500	720,741	56,779	5,036,913
	2016	640,000	—	1,797,486	—	1,280,000	397,940	50,836	4,166,262
	2015	603,192	—	1,431,050	—	1,773,967	347,876	52,561	4,208,646
Alberto L. Satine President Driveline	2017	588,825	—	1,114,572	—	902,800	482,501	59,099	3,147,797
	2016	510,000	—	934,146	—	814,500	280,651	58,130	2,597,427
	2015	482,875	—	689,895	—	899,225	224,587	52,473	2,349,055
Gregory S. Deveson(6) President Powertrain	2017	375,417	—	1,512,287	—	588,300	22,485	40,331	2,538,820

(1)	Compensation of Mr. Dauch is based solely on employment as an executive officer. He received no compensation for serving as a director.

(2)
Reflects the grant date fair value of restricted stock units and performance share awards made during fiscal year 2017 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying the valuation of equity awards. Assuming the maximum performance levels are achieved for the performance share awards granted on February 28, 2017, the maximum value of performance share awards would be $6,831,003 for Mr. Dauch, $543,861 for Mr. May, $2,001,344 for Mr. Simonte, $1,040,154 for Mr. Satine and $1,399,174 for Mr. Deveson based on grant date fair value. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

(3)	Reflects amounts earned under the AAM Incentive Compensation Plan for Executive Officers for 2017.

(4)
Reflects the annualized increase in pension value under the Salaried Retirement Program and the Supplemental Executive Retirement Program (SERP). See Pension Benefits Table below. There are no above-market or preferential earnings on compensation deferred under our Executive Deferred Compensation Plan.

Table of Contents	Executive Compensation Tables

(5)	The components of All Other Compensation for 2017 are as follows:

Name	Employer 401(k) Match Contributions(a) ($)	Retirement Contributions(b) ($)	Executive Life Insurance Premiums(c) ($)	Company-Provided Vehicles(d) ($)	Tax Gross Ups for Spousal Travel(e) ($)	Other(f) ($)	Total ($)
David C. Dauch	13,500	13,500	13,117	27,738	7,545	11,582	86,982
Christopher J. May	13,050	13,500	2,448	15,019	—	569	44,586
Michael K. Simonte	13,500	13,500	6,791	21,434	—	1,554	56,779
Alberto L. Satine	13,050	13,500	8,861	22,134	—	1,554	59,099
Gregory S. Deveson	6,750	4,725	3,096	24,175	—	1,585	40,331
(a)Includes employer matching contributions under AAM’s 401(k) plan.
(b)Includes employer retirement contributions under AAM’s 401(k) plan.
(c)Includes executive life insurance premiums paid by the Company.

(d)
Includes personal use of Company-provided vehicles. The aggregate incremental cost of Company-provided vehicles is based on total vehicle cost if business use of the vehicle is less than 50%. For Mr. Dauch, includes the cost of personal use of a second Company-provided vehicle.

(e)	Includes amounts reimbursed for taxes attributable to the income associated with the cost of travel for spouse accompanying the NEO to Company business meetings and events.

(f)
For Mr. Dauch, includes the cost of travel for spouse accompanying him to Company business meetings or events, personal umbrella liability insurance premiums, cost of an executive physical and meals provided during business hours. For Mr. Simonte, Mr. Satine and Mr. Deveson, includes the cost of personal umbrella liability insurance premiums and the cost of an executive physical. For Mr. May includes the cost of personal umbrella liability insurance premiums.

(6)	For Mr. Deveson, amounts reflect compensation from April 17, 2017, the date he joined the Company, through December 31, 2017.

Table of Contents	Executive Compensation Tables

Grants of Plan-Based Awards
Annual and long-term incentive awards granted in 2017 to the NEOs are shown in the following table. The annual and long-term incentive compensation programs are described in the Compensation Discussion and Analysis and the Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table below.

			Estimated Future Payouts under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
David C. Dauch
Annual Incentive	—	—	761,875	1,523,750	3,047,500	—	—	—	—	—
Performance Shares (TSR)	2/28/2017	2/1/2017	—	—	—	43,082	86,163	172,326	—	2,144,935
Performance Shares (EBITDA)	2/28/2017	2/1/2017	—	—	—	21,541	86,163	172,326	—	3,415,501
Restricted Stock Units	2/28/2017	2/1/2017	—	—	—	—	—	—	88,774	1,759,501
Christopher J. May
Annual Incentive	—	—	187,500	375,000	750,000	—	—	—	—	—
Performance Shares (TSR)	2/28/2017	2/1/2017	—	—	—	3,430	6,860	13,720	—	170,772
Performance Shares (EBITDA)	2/28/2017	2/1/2017	—	—	—	1,715	6,860	13,720	—	271,930
Restricted Stock Units	2/28/2017	2/1/2017	—	—	—	—	—	—	7,068	140,088
Michael K. Simonte
Annual Incentive	—	—	375,000	750,000	1,500,000	—	—	—	—	—
Performance Shares (TSR)	2/28/2017	2/1/2017	—	—	—	12,622	25,244	50,488	—	628,422
Performance Shares (EBITDA)	2/28/2017	2/1/2017	—	—	—	6,311	25,244	50,488	—	1,000,672
Restricted Stock Units	2/28/2017	2/1/2017	—	—	—	—	—	—	26,009	515,499
Alberto L. Satine
Annual Incentive	—	—	244,000	488,000	976,000	—	—	—	—	—
Performance Shares (TSR)	2/28/2017	2/1/2017	—	—	—	6,560	13,120	26,240	—	326,608
Performance Shares (EBITDA)	2/28/2017	2/1/2017	—	—	—	3,280	13,120	26,240	—	520,077
Restricted Stock Units	2/28/2017	2/1/2017	—	—	—	—	—	—	13,516	267,887
Gregory S. Deveson
Annual Incentive	—	—	159,000	318,000	636,000	—	—	—	—	—
Performance Shares (TSR)	5/1/2017	2/1/2017	—	—	—	9,977	19,954	39,908	—	452,283
Performance Shares (EBITDA)	5/1/2017	2/1/2017	—	—	—	4,989	19,954	39,908	—	699,587
Restricted Stock Units	5/1/2017	2/1/2017	—	—	—	—	—	—	20,560	360,417

(1)	Reflects annual incentive awards granted under the AAM Incentive Compensation Plan for Executive Officers.

(2)
Reflects performance share awards granted under the 2012 Omnibus Incentive Plan. The awards are payable in common stock based on the Company's EBITDA margin and relative TSR performance, each weighted 50%, over the 3-year performance period January 1, 2017 through December 31, 2019.

(3)
Reflects RSUs granted under the 2012 Omnibus Incentive Plan. The awards are payable in common stock, contingent upon continued employment through the 3-year vesting period. No options were granted in 2017.

(4)
Reflects the full grant date fair value of performance share awards and RSUs made during fiscal year 2017 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying the valuation of equity awards.

Table of Contents	Executive Compensation Tables

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Our employment agreements with Mr. Dauch as CEO and Mr. Simonte as President provide for the following compensation and benefits as of December 31, 2017.

	CEO Employment Agreement	President Employment Agreement
Base Salary	$1,150,000 effective January 1, 2017, subject to annual review and increase by the Compensation Committee	$750,000 effective April 1, 2017, subject to annual review and increase by the Compensation Committee
Annual Incentive
Participation in the annual incentive plan for executive officers. Target opportunity of 135% of base salary effective April 1, 2017, subject to the annual review and increase by the Compensation Committee

Participation in the annual incentive plan for executive officers. Target opportunity of 100% effective January 1, 2017 of base salary, subject to annual review and increase by the Compensation Committee

Long-Term Incentive	Participation in the long-term incentive plans for executive officers. Target opportunity of 450% for 2017, subject to annual review and increase by the Compensation Committee	Participation in the long-term incentive plans for executive officers. Target opportunity of 230% for 2017, subject to annual review and increase by the Compensation Committee
Other Benefits
Participation in plans applicable to executive officers. Retiree medical, dental and vision coverage equivalent to the benefit levels offered in the Company's group health care plans for salaried associates as of September 1, 2012
Participation in plans applicable to executive officers
Term	Initial term expired August 31, 2015. Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew	Initial term is August 1, 2015 through July 31, 2018. Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew
Mr. Dauch and Mr. Simonte are also entitled to certain payments and benefits in the event of termination of employment under the scenarios described below in Potential Payments Upon Termination or Change in Control.
Annual Incentive Awards
In 2017, annual incentive awards were granted under the AAM Incentive Compensation Plan for Executive Officers. Net operating cash flow and operating income margin were selected as performance metrics for these awards. The maximum payout for each performance metric is 200%. See Annual Incentive Compensation in the CD&A.
Long-Term Incentive Awards
In 2017, the Company granted long-term incentive awards to NEOs in the form of RSUs and performance share awards. The terms of these awards are described in Long-Term Incentive Compensation in the CD&A.
2017 Awards Granted Under the 2012 Omnibus Incentive Plan
Restricted Stock Units (RSUs)
The RSUs granted in 2017 to NEOs vest in three years. All RSUs are payable in common stock.
Performance Share Awards
The performance share awards granted to NEOs in 2017 are based upon the attainment of certain EBITDA margin performance targets and relative TSR over a three-year performance period beginning January 1, 2017 through December 31, 2019. The performance share awards represented 66% of the total LTI award opportunity for executive officers. One-half of the 2017 performance share payouts, or 33% of the total LTI award, will be measured by EBITDA margin performance and one-half, or 33% of the total LTI award, will be measured by relative TSR performance over a three-year period. TSR performance share payouts will be capped if the Company's TSR is negative for the three-year period. All performance shares are payable in common stock.

Table of Contents	Executive Compensation Tables

The following table illustrates the threshold, target and maximum performance levels for determining 2017 award payouts for each performance measure.

	EBITDA Margin		Relative TSR
Performance Level	3-Year Cumulative EBITDA Margin	Percent of Target Award Opportunity Earned	Company TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	10%	25%	35th	50%
Target	12%	100%	50th	100%
Maximum	15%	200%	75th	200%

Payout of 2015 Performance Share Awards
The performance period for performance shares granted in 2015 ended on December 31, 2017. The final number of shares earned was based on EBITDA margin and relative TSR over the three-year performance period as follows.

	Actual Performance	%of Target Shares Earned	Award Weighting	Weighted Payout
Relative TSR	11th percentile	0%	50%	0%

EBITDA Margin	16.2%(1)	200%	50%	100%
		Final Payout as a % of Target		100%

(1)
Excludes the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs and other non-recurring items. See Reconciliation of Non-GAAP and GAAP Information in the CD&A.

Table of Contents	Executive Compensation Tables

Outstanding Equity Awards at December 31, 2017

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
David C. Dauch	—	—	—	58,070(2)	988,932	—	—
	—	—	—	101,361(3)	1,726,178	—	—
	—	—	—	88,774(4)	1,511,821	—	—
	—	—	—	—	—	49,190(5)	837,706
	—	—	—	—	—	196,760(5)	3,350,823
	—	—	—	—	—	43,082(6)	733,686
	—	—	—	—	—	172,326(6)	2,934,712
Christopher J. May	—	—	—	5,875(2)	100,051	—	—
	—	—	—	8,814(3)	150,103	—	—
	—	—	—	7,068(4)	120,368	—	—
	—	—	—	—	—	4,278(5)	72,854
	—	—	—	—	—	17,110(5)	291,383
	—	—	—	—	—	3,430(6)	58,413
	—	—	—	—	—	13,720(6)	233,652
Michael K. Simonte	—	—	—	15,537(2)	264,595	—	—
	—	—	—	32,436(3)	552,385	—	—
	—	—	—	26,009(4)	442,933	—	—
	—	—	—	—	—	15,741(5)	268,069
	—	—	—	—	—	62,964(5)	1,072,277
	—	—	—	—	—	12,622(6)	214,953
	—	—	—	—	—	50,488(6)	859,811
Alberto L. Satine	—	—	—	7,490(2)	127,555	—	—
	—	—	—	16,857(3)	287,075	—	—
	—	—	—	13,516(4)	230,177	—	—
	—	—	—	—	—	8,181(5)	139,322
	—	—	—	—	—	32,722(5)	557,256
	—	—	—	—	—	6,560(6)	111,717
	—	—	—	—	—	26,240(6)	446,867
Gregory S. Deveson	—	—	—	20,560(4)	350,137	—	—
	—	—	—	—	—	9,977(6)	169,908
	—	—	—	—	—	39,908(6)	679,633

(1)	Reflects value of outstanding RSUs at $17.03, the closing price of AAM common stock on December 29, 2017.

(2)	Reflects RSUs granted on March 2, 2015 that vested on March 2, 2018.

(3)	Reflects RSUs granted on March 4, 2016. RSUs vest three years from the date of grant.

(4)	Reflects RSUs granted on February 28, 2017 for Mr. Dauch, Mr. May, Mr. Simonte and Mr. Satine and on May 1, 2017 for Mr. Deveson. RSUs vest three years from the date of grant.

(5)
Reflects performance shares granted on March 4, 2016 for the performance period January 1, 2016 through December 31, 2018 that would be paid out at the end of the performance period based on actual performance through December 31, 2017. The TSR award amounts reflect a threshold payout and the EBITDA award amounts reflect a maximum payout. Payouts will be determined at the end of the performance period based on actual performance.

(6)
Reflects performance shares granted on February 28, 2017 for Mr. Dauch, Mr. May, Mr. Simonte and Mr. Satine and for Mr. Deveson on May 1, 2017 for the performance period January 1, 2017 through December 31, 2019 that would be paid out at the end of the performance period based on actual performance through December 31, 2017. The TSR award amounts reflect a threshold payout and the EBITDA award amounts reflect a maximum payout. Payouts will be determined at the end of the performance period based on actual performance.

(7)
Reflects the value of 2016 and 2017 performance shares based on performance through December 31, 2017 as described above in footnotes (5) and (6) multiplied by $17.03, the closing price of AAM common stock on December 29, 2017.

Table of Contents	Executive Compensation Tables

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
David C. Dauch	—	—	179,171	3,235,340
Christopher J. May	—	—	7,310	144,738
Michael K. Simonte	—	—	49,494	896,438
Alberto L. Satine	—	—	23,860	432,152
Gregory S. Deveson	—	—	—	—

(1)	No stock options were exercised by the NEOs in 2017.

(2)	Reflects the number of shares vested in March 2017 under RSU awards granted in March 2014. Also includes the number of performance shares earned for the performance period ending December 31, 2017.

(3)
Reflects the number of shares underlying vested RSUs multiplied by the closing market price of AAM common stock on the vesting date. Also, includes the number of performance shares earned for the period ending December 31, 2017 multiplied by the closing market price of AAM common stock at December 29, 2017.

Table of Contents	Executive Compensation Tables

Pension Benefits
The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. The following table shows the value of the benefits accumulated by the NEOs and their years of credited service under AAM’s Salaried Retirement Program (SRP) and AAM’s Supplemental Executive Retirement Program (SERP), each effective as of December 31, 2017.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
David C. Dauch	AAM Retirement Program for Salaried Employees	11.5000	419,248
	AAM Supplemental Executive Retirement Program	22.5000	6,987,395
Christopher J. May	AAM Retirement Program for Salaried Employees	12.5000	187,444
	AAM Supplemental Executive Retirement Program	23.5000	989,850
Michael K. Simonte	AAM Retirement Program for Salaried Employees	8.0833	279,295
	AAM Supplemental Executive Retirement Program	19.0833	2,553,789
Alberto L. Satine(3)	AAM Retirement Program for Salaried Employees	10.5833	715,986
	AAM Supplemental Executive Retirement Program	16.5833	1,190,203
Gregory S. Deveson	AAM Supplemental Executive Retirement Program	0.7500	22,485

(1)
The years of credited service are through December 31, 2017. Benefits under the SRP were frozen effective December 31, 2006 for Mr. Dauch, Mr. May and Mr. Simonte. Benefits under the SRP were frozen effective December 31, 2011 for Mr. Satine. As a result, credited service under the SRP is less than actual service with the Company. Credited service under the SERP reflects actual years of service with the Company.

(2)
The values shown are based on benefits deferred to the earliest age at which unreduced benefits are payable. The assumptions used to calculate the actuarial present value of accumulated benefits are the same assumptions used in our audited consolidated financial statements for the fiscal year ended December 31, 2017 and assume continued employment until unreduced retirement age is attained. For material assumptions used, see Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2017.

(3)
Mr. Satine was eligible to retire on December 31, 2017 under both the SRP and the SERP. He qualifies for a reduced benefit of approximately 95% of the unreduced benefit under the SRP and the lump sum benefit under the SERP.

Salaried Retirement Program (SRP). The annual retirement benefit payable to each executive, commencing on retirement at or after age 65, equals the sum of the executive’s contributions plus an additional benefit based on the executive’s average monthly salary (determined as the average of the executive’s base salary in the highest 60 months during his final 10 years of service) and years of credited service. Benefits under the SRP may be paid as a single life annuity or, upon election, in the form of a joint and survivor annuity with a reduction in the amount of the annual benefit. The SRP is a qualified plan subject to Internal Revenue Code (IRC) limitations on benefits and is subject to Employee Retirement Income Security Act of 1974.
Effective December 31, 2006, the SRP was amended to freeze benefits at current levels for associates who were not eligible to retire by December 1, 2011. Associates who were eligible for early or normal retirement on or before December 31, 2011 continued to accrue benefits through December 31, 2011.
Supplemental Executive Retirement Program (SERP). Executive officers who are grandfathered under the SRP are eligible to receive the basic form of pension benefit under the SERP upon retirement. In addition, the executive may be eligible to receive the alternative form of benefit, if greater than the basic benefit, upon retirement at or after age 62. The executive must have at least 10 years of credited service to receive either form of benefit under the SERP.

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The total monthly benefit payable under the basic form of SERP is equal to the following amount:

–
Two percent of the executive’s average monthly salary calculated as of December 31, 2011 (as determined for the SRP excluding the limitations as specified under the IRC), multiplied by the executive’s years of credited service; less

–
The benefit payable to the executive under the SRP (without reduction for survivor benefits), plus 2% of the maximum monthly social security benefit payable at age 65 multiplied by the executive’s years of credited service.

The Compensation Committee has discretion to reduce or eliminate the amount payable under the alternative form of benefit. Subject to the Compensation Committee’s discretion, the total monthly benefit payable under the alternative form of SERP is equal to the following amount:

–
1.5% of the executive’s average monthly salary calculated as of December 31, 2011 (as determined for the SRP excluding the limitations as specified under the IRC) and average monthly incentive compensation as of December 31, 2011 (determined as the average of the highest five of the executive’s last 10 annual cash incentive awards, divided by 12) multiplied by the executive’s years of credited service; less

–	The benefit payable to the executive under the SRP (without reduction for survivor benefits), plus the maximum monthly social security benefit payable at age 65.
SERP benefits payable under the basic and alternative forms are generally paid as a single life annuity. If the executive’s spouse is eligible for survivor benefits under the SRP, the executive’s monthly SERP benefit will be reduced and paid in the form of a joint and survivor annuity.
Mr. Dauch, Mr. May, Mr. Simonte and Mr. Deveson, who are not grandfathered under the SRP, are eligible to receive a benefit under the current SERP formula, payable six months after retirement in a lump sum. As a grandfathered participant, Mr. Satine may alternatively be eligible to receive a benefit under the current SERP formula if this benefit is greater than that under the basic or alternative benefit described above. Under the current SERP formula, the amount of the benefit will be equal to 12.5% of the executive’s final average compensation (determined as the executive’s average annual base salary and cash incentive for the highest five consecutive years), multiplied by the executive’s years of credited service, less the sum of the actuarial equivalent value of the executive’s benefits payable under the SRP and the balance of the executive’s employer retirement contribution account under AAM’s 401(k) plan.

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Nonqualified Deferred Compensation
The following table summarizes deferred compensation of NEOs under the Executive Deferred Compensation Plan for the 2017 fiscal year.

Name	Executive Contributions in Last FY ($)	Registrant contributions in Last FY ($)	Aggregate Earnings In Last FY(1) ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE(2) ($)
David C. Dauch	—	—	81,730	—	482,471
Christopher J. May	—	—	—	—	—
Michael K. Simonte	—	—	—	—	—
Alberto L. Satine	—	—	—	—	—
Gregory S. Deveson	—	—	—	—	—

(1)
Reflects hypothetical accrued earnings or losses during 2017 on notional investments designed to track the performance of funds similar to those available under the Company’s 401(k) plan. None of the earnings shown in this column are reported as compensation in the Summary Compensation Table.

(2)	Of the aggregate balance, the amounts reflect compensation previously reported in the Summary Compensation Table for the NEOs.
Under AAM’s Executive Deferred Compensation Plan, a nonqualified, tax-deferred savings plan, certain executives, including the NEOs, may elect to defer payment of 6% to 75% of their base salary and/or their annual incentive award during any plan year. Base salary deferred into the plan receives a 3% Company match. Matching contributions are vested after five years of credited service. The amounts deferred are unfunded and unsecured obligations of AAM.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds similar to those available under AAM’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.

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The table below shows the investment fund options available under the Executive Deferred Compensation Plan and the annual rates of return for the calendar year ended December 31, 2017.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Fidelity Retirement Money Market Portfolio	0.51%	Vanguard External Market Index Fund	18.11%
PIMCO Total Return Fund	5.13%	Harding Loevner Institutional Emerging Market Fund	35.33%
PIMCO High Yield Fund	7.01%	Fidelity Freedom Income K Fund	8.14%
Dreyfus International Bond Fund	12.57%	Fidelity Freedom K 2005 Fund	10.45%
Vanguard Total Bond Market Fund	3.57%	Fidelity Freedom K 2010 Fund	12.52%
Domini Impact Equity Fund	15.85%	Fidelity Freedom K 2015 Fund	14.30%
Fidelity 500 Index Fund	21.79%	Fidelity Freedom K 2020 Fund	15.71%
Touchstone Value Y Fund	14.38%	Fidelity Freedom K 2025 Fund	16.87%
T. Rowe Price Growth Stock Fund	33.63%	Fidelity Freedom K 2030 Fund	19.86%
Fidelity Growth Company Fund	36.76%	Fidelity Freedom K 2035 Fund	22.01%
Fidelity Low-Priced Stock Fund	20.79%	Fidelity Freedom K 2040 Fund	22.38%
Nuveen Mid Cap Growth Opportunities	25.00%	Fidelity Freedom K 2045 Fund	22.36%
American Beacon Small Cap Value Fund	8.67%	Fidelity Freedom K 2050 Fund	22.33%
PNC Small Cap Fund	9.97%	Fidelity Freedom K 2055 Fund	22.37%
Fidelity Diversified International Fund	26.79%	Fidelity Freedom K 2060 Fund	22.21%
Fidelity International Index Fund	25.35%
Distributions can be received (1) upon retirement in a lump sum or in annual payments over a period of five or ten years, (2) in a lump sum upon death, disability, termination of employment or change in control or (3) if elected by the participant, during employment at a specified date after a minimum deferral period. The minimum deferral period is at least three years following the end of the plan year to which the deferral election relates and distributions during employment consist of participant deferrals and related earnings or losses (not Company contributions and related earnings or losses).

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Potential Payments Upon Termination or Change in Control
The following tables show the estimated potential payments and benefits that each of the NEOs would receive upon termination of employment under various circumstances that would trigger payments under applicable employment agreements and the Company’s plans and programs, assuming the termination event occurred on December 31, 2017. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions and may not represent the actual amounts these NEOs would receive upon each termination event.
Employment Agreements
Under our employment agreements with Mr. Dauch and Mr. Simonte, the Company may terminate their employment with or without cause. Cause means:

–	a material breach of his obligations under the agreement;

–	the willful and continued failure or refusal to satisfactorily perform his duties;

–	a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations;

–	engaging in any misconduct, negligence, act of dishonesty (including any violation of federal securities laws) or violence that is materially injurious to the Company;

–	a material breach of a restrictive covenant (i.e., non-competition, non-solicitation) or Company policy;

–	refusal to follow the directions of the Board; or

–	any other willful misconduct that is materially injurious to AAM's financial condition or business reputation.
In addition, Mr. Dauch and Mr. Simonte may resign for good reason, which means:

–	a material decrease in compensation or a failure by the Company to pay material compensation;

–	a material diminution of responsibilities, positions or titles (other than solely as a result of the Company ceasing to be a publicly-traded company);

–	relocation more than 50 miles outside the Detroit-metropolitan area; or

–	a material breach by the Company.
Upon termination for cause or resignation without good reason, Mr. Dauch and Mr. Simonte are entitled to receive only accrued and unpaid compensation. Participation in the Company’s benefit plans would cease upon termination.
If employment is terminated without cause or upon resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of a multiple of annual base salary and annual bonus, plus a target annual bonus prorated through the termination date. The annual bonus payment is determined based on the higher of his target annual bonus for either the year of the CIC or the year of termination. The severance multiple for Mr. Dauch is three times and Mr. Simonte's multiple is two times. In addition, each would receive medical benefit continuation after termination of employment following a CIC; Mr. Dauch for three years and Mr. Simonte for two years. Each would also receive outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
If employment is terminated without cause, or upon resignation for good reason not in connection with a CIC, Mr. Dauch and Mr. Simonte are entitled to receive accrued and unpaid compensation and continued payment of base salary for two years following termination. Each would also receive outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
Certain severance payments are subject to recoupment or clawback. Salary and benefit continuation is also subject to compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of each employment agreement as well as the execution and non-revocation of a general waiver and release of claims.
If employment terminates due to disability or death, Mr. Dauch and Mr. Simonte will be entitled to accrued benefits under applicable benefit plans and programs.
AAM Executive Officer Change in Control Plan
Under the AAM Executive Officer Change in Control Plan, upon termination of employment by the Company without cause or resignation by an executive officer (other than Mr. Dauch and Mr. Simonte) for good reason on or within

Table of Contents	Executive Compensation Tables

two years following a CIC, each eligible executive officer will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits:

–	a cash amount equal to annual base salary multiplied by two;

–	a cash amount equal to target annual bonus multiplied by two, with target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;

–	reimbursement of outplacement service costs of up to $30,000 incurred within 24 months following termination of employment; and

–	continued participation in AAM's medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the CIC Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The CIC Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's position, authority, duties or responsibilities following the CIC; (2) a material reduction in a participant's annual base salary or bonus opportunity in effect prior to the CIC; or (3) a relocation of the office at which the participant is to perform the majority of his or her duties following a CIC to a location more than 50 miles from such location prior to the CIC.
This salary and benefit continuation is subject to the executive officer's compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of the CIC Plan as well as the execution and non-revocation of a general waiver and release of claims. Certain severance payments are also subject to recoupment or clawback.
No Tax Gross Ups
The Company does not provide tax gross ups to executive officers upon a CIC. If any of the payments or benefits under Mr. Dauch's or Mr. Simonte's employment agreement or the CIC Plan are deemed to be parachute payments under Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
Non-Competition Agreements
Pursuant to their non-competition agreements with the Company, Mr. May, Mr. Satine and Mr. Deveson are prohibited, while employed by AAM and for one year following termination of employment (prior to a CIC), from:

–	directly or indirectly engaging in any business that competes with AAM;

–	soliciting or inducing our employees to leave AAM or otherwise interfering with our relationship with our employees, agents or consultants; and

–	using, exploiting or disclosing our confidential information to any third party without our prior written consent.

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Potential Payments Upon Termination or Change in Control
The tables below reflect potential payments to each NEO upon resignation for good reason, termination without cause, disability, retirement and a CIC as of December 31, 2017. Upon termination for cause or resignation without good reason, each NEO would receive only accrued and unpaid compensation and benefits. The assumptions used to determine retirement benefits for eligible NEOs are the same as those used in our audited consolidated financial statements for the fiscal year ended December 31, 2017. See Note 8 to the audited consolidated financial statements in our 2017 annual report on Form 10-K. Mr. Dauch, Mr. May, Mr. Simonte and Mr. Deveson were not eligible to retire as of December 31, 2017. The footnotes following the tables provide additional detail regarding the potential payments and benefits shown for each termination scenario.

David C. Dauch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	2,300,000(3)	2,300,000(3)	—	—	3,450,000(4)
Annual Incentive	2,819,000(3)	2,819,000(3)	2,819,000(5)	—	7,476,500(4)
Long Term Incentives:
RSUs(6)	—	—	4,226,931	—	4,226,931
2015 Performance Share Awards(7)	—	1,919,690	1,919,690	—	1,919,690
2016 Performance Share Awards(8)	—	2,233,882	2,233,882	—	3,350,823
2017 Performance Share Awards(9)	—	978,237	978,237	—	2,934,712

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Deferred Compensation(10)	482,471	482,471	482,471	—	482,471
Health care(11)	38,941	38,941	50,299	—	61,200
Disability(12)	—	—	7,023,827	—	—
Life Insurance(13)	—	—	15,051	—	—
Outplacement Services(14)	50,000	50,000	—	—	50,000
Total	5,690,412	10,822,221	19,749,388	—	23,952,327

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Christopher J. May	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	—	—	—	—	1,000,000(15)
Annual Incentive	—	—	693,800(5)	—	1,493,800(15)
Long Term Incentives:
RSUs(6)	—	—	370,522	—	370,522
2015 Performance Share Awards	—	—	—	—	—
2016 Performance Share Awards(8)	—	194,256	194,256	—	291,383
2017 Performance Share Awards(9)	—	77,884	77,884	—	233,652

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Deferred Compensation	—	—	—	—	—
Health care(16)	—	—	43,666	—	33,806
Disability(12)	—	—	4,018,422	—	—
Life Insurance(13)	—	—	2,006	—	—
Outplacement Services(17)	—	—	—	—	30,000
Total	—	272,140	5,400,556	—	3,453,163

Michael K. Simonte	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	1,500,000(3)	1,500,000(3)	—	—	1,500,000(4)
Annual Incentive	1,387,500(3)	1,387,500(3)	1,387,500(5)	—	2,887,500(4)
Long Term Incentives:
RSUs(6)	—	—	1,259,913	—	1,259,913
2015 Performance Share Awards(7)	—	513,625	513,625	—	513,625
2016 Performance Share Awards(8)	—	714,851	714,851	—	1,072,277
2017 Performance Share Awards(9)	—	286,603	286,603		859,811

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Deferred Compensation	—	—	—	—	—
Health care(11)	38,941	38,941	50,299	—	38,941
Disability(12)	—	—	4,894,223	—	—
Life Insurance(13)	—	—	10,323	—	—
Outplacement Services(14)	30,000	30,000	—	—	30,000
Total	2,956,441	4,471,520	9,117,337	—	8,162,067

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Alberto L. Satine	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	—	—	—	—	1,220,000(15)
Annual Incentive	—	—	902,800(5)	902,800(5)	1,878,800(15)
Long Term Incentives:
RSUs(6)	—	—	644,807	366,235	644,807
2015 Performance Share Awards(7)	—	247,616	247,616	247,616	247,616
2016 Performance Share Awards(8)	—	371,504	371,504	371,504	557,256
2017 Performance Share Awards(9)	—	148,956	148,956	148,956	446,867

Other Benefits:
Retirement Plans(18)	715,986	715,986	752,420	707,387	715,986
SERP(19)	1,190,203	1,190,203	1,156,278	1,190,203	1,190,203
Welfare Benefit(20)	—	—	257,231	257,231	—
Deferred Compensation	—	—	—	—	—
Health care(16)	—	—	—	—	52,714
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(17)	—	—	—	—	30,000
Total	1,906,189	2,674,265	4,481,612	4,191,932	6,984,249

Gregory S. Deveson	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	—	—	—	—	1,060,000(15)
Annual Incentive	—	—	588,300(5)	—	1,436,300(15)
Long Term Incentives:
RSUs(6)	—	—	350,137	—	350,137
2015 Performance Share Awards	—	—	—	—	—
2016 Performance Share Awards	—	—	—	—	—
2017 Performance Share Awards(9)	—	226,544	226,544	—	679,633

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Deferred Compensation	—	—	—	—	—
Health care(16)	—	—	55,108	—	42,665
Disability(12)	—	—	2,716,895	—	—
Life Insurance(13)	—	—	10,430	—	—
Outplacement Services(17)	—	—	—	—	30,000
Total	—	266,544	3,947,414	—	3,598,735
 Notes to Termination Tables

(1)
Assumes total and permanent disability on December 31, 2017. Because Mr. Dauch, Mr. May, Mr. Simonte and Mr. Deveson are not eligible to retire on December 31, 2017, the amounts reflect disability payments until retirement at 65 or for health and life insurance for 31 months (7 months of short-term disability and 24 months of long-term disability).

(2)
For Mr. Dauch and Mr. Simonte, amounts reflect CIC benefits under their employment agreements and outstanding LTI awards as of December 31, 2017. For other NEOs, amounts reflect payments and benefits under the CIC Plan and outstanding LTI awards as of December 31, 2017.

(3)
Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to receive two years’ base salary (payable semimonthly) and accrued and unpaid compensation upon resignation for good reason or termination without cause. The annual bonus amounts reflect 2017 awards paid in March 2018.

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(4)
Upon termination without cause or resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a multiple of base salary and annual bonus (Mr. Dauch, three times; Mr. Simonte, two times) plus a target annual bonus prorated through termination. The severance amount for each reflects base salary as of December 31, 2017 times the applicable multiple. The annual bonus amount for each reflects the 2017 award paid in March 2018 and the 2017 target bonus times the applicable multiple.

(5)
In the event of disability or retirement, AAM’s Incentive Compensation Plan for Executive Officers provides a pro-rata award payout through the date of disability or retirement. The amounts reflect 2017 awards payable in March 2018 under a disability termination event and also upon retirement for Mr. Satine.

(6)
Outstanding RSUs vest upon termination of employment due to death, disability or upon a CIC. The value reflects the number of RSUs multiplied by the closing price of AAM common stock on December 29, 2017. In the event of retirement, RSUs vest pro-rata based on continued employment through retirement. In the event of retirement for Mr. Satine, the amounts reflect the applicable pro-rata portion for each of their 2015-2017 RSU awards multiplied by the closing price of AAM common stock on December 29, 2017.

(7)
The 2015 performance share awards payable in the event of a disability, retirement, termination without cause or upon a CIC are based on target performance and the pro-rata portion of employment during the performance period. The amounts reflect actual shares paid in March 2018 based performance through December 31, 2017 multiplied by the closing price of AAM stock on December 29, 2017.

(8)
The 2016 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2017, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 29, 2017. The 2016 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

(9)
The 2017 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2017, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 29, 2017. The 2017 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

(10)	Amounts reflect account balances in the Executive Deferred Compensation Plan as of December 31, 2017.

(11)
Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to two years' health care benefits upon resignation for good reason or termination without cause. Upon termination on or within two years following a CIC, Mr. Dauch (three years) and Mr. Simonte (two years) are also entitled to health care benefits. In the event of disability, Mr. Dauch and Mr. Simonte receive health care benefits for a maximum of 31 months (7 months of short-term disability and 24 months of long-term disability).

(12)
Reflects benefits equal to 100% of base salary for the first year of disability. Based on participant elections, amounts reflect 60% of base salary until retirement for Mr. Dauch, Mr. May and Mr. Deveson and 66-2/3% for Mr. Simonte.

(13)	Reflects basic and supplemental life insurance benefits through date of termination (31 months from date of disability).

(14)
Under their employment agreements, Mr. Dauch ($50,000) and Mr. Simonte ($30,000) are entitled to reimbursement for outplacement services upon termination without cause, resignation for good reason or termination of employment on or within two years following a CIC.

(15)
Under the CIC Plan, Mr. May, Mr. Satine and Mr. Deveson are entitled to a cash payment equal to two times annual base salary and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus amount is based on the greater of the target annual bonus for the year of the CIC or for the year of termination. The severance amount reflects base salary as of December 31, 2017 for two years. The annual bonus amount reflects the 2017 award paid in March 2018 and the 2017 target annual bonus for two years.

(16)
For Mr. May, Mr. Satine and Mr. Deveson, amounts reflect two years' health care benefits provided upon termination without cause or resignation for good reason on or within two years following a CIC. In the event of disability, Mr. May and Mr. Deveson receive health care benefits for a maximum of 31 months (7 months of short-term disability and 24 months of long- term disability).

(17)
Under the CIC Plan, Mr. May, Mr. Satine and Mr. Deveson are entitled to reimbursement of up to $30,000 of outplacement services upon termination of employment without cause or resignation for good reason on or within two years of a CIC.

(18)	Reflects a joint and survivor benefit payable monthly.

(19)	Reflects the present value of the SERP benefit calculated assuming a lump sum payment for Mr. Satine.

(20)	Reflects welfare benefits assuming retirement under the retiree welfare plan.

Table of Contents	CEO Pay Ratio

CEO Pay Ratio
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company determine the ratio of the CEO's total compensation (under the Summary Compensation Table definition) to that of AAM's global median employee.
To determine the median employee, we made a direct determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of our total employee population. We have excluded 723 employees in Germany, 380 in Thailand, 79 in Korea, 4 in Japan and 4 in Luxembourg out of our global employee population of approximately 25,000. We established a consistently applied compensation measure inclusive of base pay, overtime, incentives and allowances. Our population was evaluated as of October 31, 2017 and reflects paid compensation from January 1, 2017 through October 31, 2017. Where allowed under the rule, we have annualized compensation through December 31, 2017. We included the employer cost of medical, dental and vision benefits for both the median employee and the CEO. Non-U.S. compensation was converted to U.S. dollars based on applicable exchange rates as of October 31, 2017.
Based on the above determination, the total compensation for the median employee is $46,516. Using the CEO's total compensation of $13,260,135 (including the employer cost of medical, dental and vision benefits), the resulting ratio is 285:1.

Table of Contents	Approval of 2018 Omnibus Incentive Plan

Approval of 2018 Omnibus Incentive Plan

Proposal 3: Approval of American Axle & Manufacturing
Holdings, Inc. 2018 Omnibus Incentive Plan
Background
Upon recommendation of the Compensation Committee, the Board adopted the American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan (the 2018 Plan) on February 8, 2018, subject to shareholder approval, which we are now seeking. The 2018 Plan is substantially similar in purpose and design to the Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the 2012 Plan), which was most recently approved by our shareholders at the 2017 annual meeting of shareholders. Following shareholder approval of the 2018 Plan, the Company will no longer grant new awards under the 2012 Plan.
Under NYSE rules, the 2018 Plan will not be effective if our shareholders do not approve it. If our shareholders do not approve the 2018 Plan, we may be required to re-evaluate our compensation structure to ensure that it remains competitive.
We use incentive awards to attract, motivate and retain leadership talent as well as to align our employees’ and non-employee directors’ interests with those of our shareholders. The purpose of the 2018 Plan is to allow the Company to award the equity incentives important to our compensation program for the foreseeable future, while resulting in no more than a reasonable amount of potential equity dilution. The Board believes that the proposal to increase the number of shares authorized for issuance is in the best interest of shareholders and supports this proposal for the following reasons:

–	If the 2018 Plan is not approved, the Company will be compelled to increase the cash-based component of employee compensation, which could reduce the alignment of employee and shareholder interests.

–	The terms of our equity and other annual and long-term incentive compensation awards are designed to serve shareholder interests and encourage employees to focus on our long-term success.
Summary of the 2018 Plan
The following description of the 2018 Plan is only a summary. Capitalized terms not defined in this summary shall have the meaning given to them in the 2018 Plan. We encourage you to read the entire 2018 Plan to understand all of its terms. A copy of the 2018 Plan has been provided as Appendix A to this proxy statement. Upon your request, we will send to you, without charge, a copy of the 2018 Plan. You may send your request to: Investor Relations, American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198.
Purpose and Eligibility
The purpose of the 2018 Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing the means for employees and non-employee directors to obtain an ownership interest in the Company and (c) attracting and retaining qualified persons to serve as members of an outstanding management team and as Board members whose judgment, interest and performance are required for the successful and sustained operations of the Company.
All employees and non-employee directors of the Company and its subsidiaries and designated affiliates are eligible to participate in the 2018 Plan. The ability of our employees and non-employee directors to participate in the 2018 Plan is subject to the approval of the Compensation Committee. Approximately 250 employees and non-employee directors may be eligible to participate in the 2018 Plan. In addition, the Compensation Committee may select third-party service providers to the Company or any subsidiary to participate in the 2018 Plan.
Termination Date
No Awards may be made after ten years from the effective date of the 2018 plan.
Administration of the 2018 Plan
The Compensation Committee will administer the 2018 Plan and will have the discretion to select the individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the Compensation Committee may

Table of Contents	Approval of 2018 Omnibus Incentive Plan

delegate some or all of its authority to one or more 2018 Plan administrators, including members of the Compensation Committee, officers of the Company or selected advisors.
Limits on Awards
The 2018 Plan limits the grants of Awards to a single Participant in any calendar year as follows:

–	The maximum aggregate number of shares that may be granted in the form of stock options and SARs is 2,000,000 shares.

–
The maximum aggregate payout at the end of an applicable performance period or vesting period with respect to Awards of performance shares, performance units (settled in shares), restricted shares or restricted stock units (settled in shares) is 2,000,000 shares, determined as of the date of grant; and

–
The maximum aggregate amount that may be paid under an Award of performance units (settled in cash), cash-based Awards or any other Award that is payable in cash is $6,000,000, determined as of the date of payout.

The 2018 Plan limits the grants of Awards to a single non-employee director in any calendar year as follows:

–
The aggregate maximum grant date fair market value of shares that may be granted under the Plan in any calendar year to any non-employee director, when added to any other compensation paid to such non-employee director in respect of such year, shall not exceed $1,000,000.

Shares Available Under the 2018 Plan
The total number of shares that may be delivered under the 2018 Plan will be 3,600,000 shares of our authorized but unissued shares of common stock, plus (1) any reserved shares not issued or subject to outstanding grants under the 2012 Plan on the effective date of the 2018 Plan (which as of the date hereof is 6,859,963 and (2) any shares that are expired, forfeited, cancelled, otherwise not issued and are again available for grant under the terms of the 2012 Plan, subject to adjustment for share recycling under the 2018 Plan. The proposed number of new shares represents approximately 3% of the common shares of the Company outstanding as of March 6, 2018 (the record date). The number of shares available under the 2018 Plan will be equitably adjusted to reflect certain transactions, including, but not limited to, merger, consolidation, reorganization, recapitalization, separation, reclassification, stock dividend, stock split, reverse stock split, split up or spin-off.
Share Recycling Rules
The number of shares subject to any portion of an Award granted under the 2018 Plan that is canceled, that expires without having been settled in shares or that is settled through the issuance of consideration other than Shares (including cash) will be available for new Awards. If shares are tendered or withheld to pay the exercise price of a stock option award, to satisfy a tax withholding obligation with respect to an option, as a result of the net settlement of an option or SAR, or repurchased with proceeds from the payment of the exercise price of an option, such tendered or withheld shares will not be available for new Awards under the 2018 Plan.
Types of Awards Allowed Under the 2018 Plan
Form of Awards. The 2018 Plan authorizes the following awards (Awards): (i) restricted stock or restricted stock units; (ii) performance shares; (iii) performance units; (iv) stock options; (v) SARs; (vi) cash-based awards; and (vii) other forms of equity-based or equity-related Awards which the Compensation Committee determines to be consistent with the purposes of the 2018 Plan.
These terms and conditions may include, but are not limited to, restrictions on transferability and the continued employment of the grantee, performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions or vesting periods lapse, the applicable performance conditions, if any, the duration of the exercise period, if any, and the effect of terminations of employment and change in control. The terms and conditions need not be uniform among all grants of Awards, form of Awards or Participants.
Transferability. Unless otherwise permitted by the Compensation Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, stock options and SARs will be exercisable only by the Participant.
Restricted Stock and Restricted Stock Units. Restricted stock Awards are outstanding shares of common stock that the Compensation Committee may make subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. A Participant granted restricted stock generally has most of the rights of a shareholder, including the right to receive dividends and the right to vote such shares.
Upon satisfaction of the terms and conditions of the Award, a restricted stock unit will be payable in common stock or in cash equal to the fair market value on the payment date of one share of common stock, as specified in the

Table of Contents	Approval of 2018 Omnibus Incentive Plan

Award agreement. As a holder of restricted stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying restricted stock units unless and until the restricted stock units convert to shares of common stock. However, the Compensation Committee, in its discretion, may provide for the payment of dividend equivalents with respect to restricted stock units, subject to vesting requirements.
Performance Shares and Performance Units. Performance shares and performance units are Awards based upon the attainment of certain performance criteria over a performance period specified by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to one share of common stock. Each performance unit shall have an initial notional value equal to a dollar amount, as established by the Compensation Committee in its discretion. Performance shares and performance units may be settled in cash, in shares or a combination thereof.
Stock Options and SARs
General. Stock options represent the right to purchase shares of common stock in the future at a specified exercise price set by the Compensation Committee. Stock options may be either nonqualified stock options or incentive stock options (ISOs) granted pursuant to Code Section 422. Upon satisfaction of the conditions to exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions to payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the Compensation Committee, SARs may be payable in common stock, cash or a combination thereof.
Exercise Price. The exercise price of stock options and SARs awarded under the 2018 Plan may not be less than 100% of the fair market value of one share of common stock on the grant date. The exercise price of a stock option may be paid in cash, by tendering previously acquired shares, by a cashless (broker-assisted) exercise, through net share settlement involving the withholding of shares subject to the stock option or any other method approved by the Compensation Committee.
Maximum Term of Stock Options and SARs. No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date. No ISO granted to a Participant who owns more than 10% of our stock may have an expiration date that is later than the fifth anniversary of the grant date.
Other Stock-Based and Cash-Based Awards.The Compensation Committee may grant other forms of cash-based and stock-based Awards not specifically described in the 2018 Plan including, but not limited to, unrestricted shares, deferred shares and deferred share units.
Performance Measures
The Compensation Committee may designate any Award as subject to performance measures and related performance goals. The Compensation Committee will have sole authority as to determining the performance measures, the achievement of performance goals for such measures, and the payout levels on achieved goals. At the end of the performance period, the Compensation Committee will determine the degree of achievement of the performance goals that will determine the payout. No Award of performance-based compensation will be earned, vested or paid until the Compensation Committee certifies the attainment of the performance goals. The Compensation Committee may choose performance measures at its discretion and such performance measures may include, but are not limited to:

(a)	book value or earnings per share;

(b)	cash flow, free cash flow or operating cash flow;

(c)	earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization;

(d)	expenses/costs;

(e)	gross, net or pre-tax income (aggregate or on a per share basis);

(f)	net income as a percentage of sales;

(g)	gross or net operating margins or income, including operating income;

(h)	gross or net sales or revenues;

(i)	gross profit or gross margin;

(j)	improvements in capital structure, cost of capital or debt reduction;

(k)	market share or market share penetration;

Table of Contents	Approval of 2018 Omnibus Incentive Plan

(l)	growth in managed assets;

(m)	reduction of losses, loss ratios and expense ratios;

(n)	asset turns, inventory turns or fixed asset turns;

(o)	operational performance measures;

(p)	profitability ratios (pre or post tax);

(q)	profitability of an identifiable business unit or product;

(r)
return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment, economic value added or similar metric);

(s)	share price (including growth or appreciation in share price and total shareholder return);

(t)	strategic business objectives (including objective project milestones);

(u)	transactions relating to acquisitions or divestitures; or

(v)	working capital.
Any performance measure(s) may, as the Compensation Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any subsidiary as a whole or any business unit or division of the Company or any subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the performance measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other performance measures or (v) any combination of the foregoing. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals.
The Performance Measures shall, to the extent applicable, be determined in accordance with generally accepted accounting principles consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Compensation Committee may provide in any Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the events that occurs during a Performance Period, including, but not limited to (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) gains and losses that are treated as unusual or infrequently occurring items within the meaning of the accounting standards of the Financial Accounting Standard Board or such comparable successor term.
Types of Awards Allowed for Non-employee Directors Under the 2018 Plan
Our non-employee directors generally may receive Awards under the 2018 Plan similar to those granted to other Participants. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other Awards or compensation be payable in non-qualified stock options, restricted shares and restricted stock units, either automatically or at the choice of the non-employee directors. The Board will determine the terms and conditions of any such Awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other Awards pursuant to the terms of the 2018 Plan, including options and SARs, restricted shares and restricted stock units and deferred stock units, upon such terms as the Board may determine. With respect to Awards made to non-employee directors, the 2018 Plan will be administered by our Board.
Amendment of the 2018 Plan
Our Board may amend the 2018 Plan and any Award made under the 2018 Plan at any time for any reason or no reason, except that our Board must obtain shareholder approval if shareholder approval is required in order to comply with the listing or other requirements of any securities exchange on which shares of the Company are listed or are desired to be listed or to comply with applicable U.S. or state laws, or regulations and the law of any foreign country or jurisdiction where Awards are granted under the 2018 Plan. No termination, amendment or suspension of the 2018 Plan or any Award made under the 2018 Plan may adversely affect in any material way any Award previously granted under the 2018 Plan without the written consent of the Award recipient, subject to certain conditions described in the 2018 Plan.

Table of Contents	Approval of 2018 Omnibus Incentive Plan

Treatment of Awards Under the 2018 Plan in the Event of a Change in Control of the Company
A "change in control" is generally defined in the 2018 Plan as:

–
The acquisition by a person unaffiliated with the Company of beneficial ownership of 30% or more of the voting power of the Company's outstanding voting securities that may be cast for the election of directors;

–
The occurrence of certain mergers, consolidations, cash tender or exchange offers, sale of assets or similar forms of corporation transactions resulting in the transfer of 50% or more of the total voting power of the Company's outstanding securities that may be cast for the election of directors;

–	A change in the composition of a majority of the Company's Board over a period of two consecutive years (if the new directors are not approved by the incumbent Board); or

–	The approval by the shareholders of a plan or proposal for the Company's dissolution.
Disposition of Awards upon Change in Control
Subject to the minimum vesting period of one year, if a Participant has in effect an employment, retention, change in control, severance or similar agreement with the Company or any subsidiary or is subject to a policy or plan that discusses the effect of a change in control on a Participant’s awards, then such agreement, plan or policy shall govern. In all other cases, unless provided otherwise in an Award agreement or by the Compensation Committee prior to the date of the change in control, in the event of a change in control:
Award Assumed by Successor. If a Successor agrees, some or all outstanding awards will either be assumed, or replaced with awards of the same type with similar terms and conditions, by a Successor in the transaction. In the event of termination following a change in control, the 2018 Plan provides for double-trigger vesting acceleration. Subject to the minimum vesting period of one year, if the Participant's employment with a Successor terminates in connection with or within two years following the change in control for any reason other than an involuntary termination by a Successor for cause or a voluntary termination by the Participant without good reason, then all of the Participant’s awards that are in effect will be vested in full or deemed earned in full (assuming the target performance goals provided under the award were met, if applicable) effective on the date of the Participant’s termination of employment.
Reimbursement of Cancelled Awards. Subject to the minimum vesting period of one year, if a Successor does not assume the awards or issue replacement awards, then, unless provided otherwise in an award agreement or by the Compensation Committee, immediately prior to the date of the change in control all awards that are then held by Participants will be cancelled in exchange for the right to receive the following:

–	For each stock option or SAR, a cash payment equal to the excess of the change in control price of the shares covered by the stock option or SAR over the purchase or grant price of such shares;

–
For each share of restricted stock and each restricted stock unit, a cash payment equal to the change in control price per share or such other consideration as the Company or shareholders receive as a result of the change in control;

–	For each performance share and/or performance share unit that has been earned but not yet paid, a cash payment equal to the value of the performance share and/or performance unit;

–
For each performance share and/or performance unit for which the performance period has not yet expired, a cash payment equal to the product of (x) and (y), where (x) is the Award the Participant would have earned based on target performance, and (y) is a fraction, the numerator of which is the number of calendar months the Participant was employed by the Company during the performance period (any partial month counts as a full month), and the denominator of which is the number of months in the performance period;

–	For all other Awards that are earned but not yet paid, a cash payment equal to the value of the other Awards;

–
For all other Awards that are not yet earned, a cash payment equal to either the amount that would have been due under such Award(s) if any performance goals (as measured at the time of the change in control) were to be achieved at the target level through the end of the performance period or a cash payment based on the value of the Award as of the date of the change in control; and

–	For all dividend equivalents, a cash payment equal to the value of the dividend equivalents as of the date of the change in control.
Treatment of Awards upon a Participant’s Termination of Employment
The Compensation Committee will determine, at or after the time of grant, the terms and conditions that apply to any Award upon a Participant’s termination of employment with the Company and its subsidiaries. Subject to applicable laws, rules and regulations, as well as the minimum vesting period of one year, in connection with a

Table of Contents	Approval of 2018 Omnibus Incentive Plan

Participant’s termination, the Compensation Committee shall have the discretion to accelerate the vesting of, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award.
Federal Tax Consequences of the Awards Granted Under the 2018 Plan
The following is a brief summary of the United States federal income tax consequences related to Awards granted under the 2018 Plan:
Restricted Stock Units. The grant of restricted stock units will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon settlement of restricted stock units, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock, or cash, distributed at the time of settlement and a corresponding deduction will be allowable to the Company. If settled in shares, the Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the Participant will realize a capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).
Restricted Stock. The grant of restricted stock will not result in the recognition of taxable income by the Participant or in a deduction to the Company, unless the Participant makes the special election with the Internal Revenue Service pursuant to Code Section 83(b). Upon lapse of the risk of forfeiture or restrictions on transferability applicable to a grant of restricted stock, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares subject to the grant and a corresponding deduction will be allowable to the Company. The Participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.
Pursuant to Section 83(b) of the Code, the Participant may elect within 30 days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.
Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income. Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.
ISOs. Upon the grant or exercise of an ISO within the meaning of Code Section 422, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.
SARs. The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Table of Contents	Approval of 2018 Omnibus Incentive Plan

The foregoing discussion is general in nature and is not intended to be a complete description of the United States federal income tax consequences of the 2018 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2018 Plan are urged to consult a tax advisor as to the tax consequences of participation.
New Plan Benefits
No awards have been granted, and no shares have been issued, on the basis of the proposed x,xxx,xxx share request. Future grants under the 2018 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2018 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the 2018 Plan.
Equity Compensation Plan Information as of March 15, 2018
The following table provides information as of March 15, 2018, regarding the shares of our common stock that may be issued under our existing equity compensation plans. This table does not reflect the shares proposed to be approved for the 2018 Plan in Proposal 3.

	A	B	C	D
Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Weighted Average Remaining Term of Outstanding Options, Warrants and Rights(3) (#)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)
Equity Compensation Plans Approved by Shareholders	6,696,278	10.08	0.28	163,685
Equity Compensation Plans not Approved by Shareholders	-	-	-	-

(1)	Includes 3,418,934 outstanding full value restricted stock unit awards, 9,700 stock options and 3,267,644 outstanding performance share awards at maximum.

(2)	Represents the weighted average exercise price of outstanding stock options.

(3)	Represents the weighted average remaining term of outstanding stock options.

Recent Closing Price of the Company’s Common Stock
The closing price of our common stock on March 6, 2018, the record date, was $14.83 per share.

☑	The Board unanimously recommends a vote FOR the proposal to approve the American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan.

Table of Contents	Ratification of Independent Registered Public Accounting Firm

Ratification of Independent Auditors

Proposal 4: Ratification of Appointment of Independent
Registered Public Accounting Firm for 2018
The Audit Committee of the Board of Directors of AAM has appointed Deloitte & Touche LLP to serve as the independent registered public accounting firm to examine the Company’s consolidated financial statements for the year ending December 31, 2018. Although ratification is not required by our by-laws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether the appointment is appropriate and will use its discretion in determining whether the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP will attend the 2018 annual meeting and be available to make a statement or respond to appropriate questions.

☑	The Board unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.

Table of Contents	Pre-Approval Policy and Auditor Fees

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services (including scope, fee structure and the potential effect of the service on the auditor’s independence) to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2017. All services provided by D&T during fiscal 2017 were authorized and approved by the Audit Committee in compliance with applicable pre-approval policies and procedures.

Independent Registered Public Accounting Firm's Fees
The following table shows the fees for professional services rendered by D&T for the audit of the Company's financial statements for the years ended December 31, 2017 and December 31, 2016, and fees billed for other services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during those periods.

	December 31,
	2017	2016
Audit Fees(1)	$5,014,534	$1,969,240
Audit Related Fees(2)	464,857	306,192
Tax Fees(3)	617,675	310,000
All Other Fees(4)	—	40,000
Total	$6,097,066	$2,625,432

(1)
Audit fees include fees for the audit of annual consolidated financial statements and internal controls over financial reporting, reviews of quarterly consolidated financial statements, statutory audits, consents and comfort letters, reviews of documents filed with the SEC and other services related to SEC matters. The year-over-year fee increase was driven primarily by services provided in connection with the Company's acquisition of Metaldyne Performance Group, Inc. ("MPG") on April 6, 2017.

(2)
Audit-related fees are for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. The increase in fees for 2017 was primarily attributable to audit-related services provided in connection with the acquisition of MPG.

(3)	Fees for tax services in 2017 and 2016 consisted of fees for tax compliance, tax advice and tax planning services. Fees for 2017 also included tax advice related to the acquisition of MPG.

(4)	Other fees in 2016 consisted of fees for advisory services related to government grants to a foreign subsidiary.

Table of Contents	Report of the Audit Committee

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the consolidated financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of the internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, D&T and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements for the year ended December 31, 2017, and the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with D&T the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, applicable rules of the SEC, and other relevant professional and regulatory standards, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.
The Audit Committee reviewed and discussed with D&T the auditor’s independence from the Company and the Company’s management. As part of that review, D&T submitted to the Audit Committee the written disclosures and the letter required by requirements of the PCAOB regarding D&T’s communication with the Audit Committee concerning independence. Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s performance of non-audit services to the Company was compatible with maintaining D&T’s independence. The Audit Committee concluded that D&T is independent from the Company and its management.
Based on the considerations described above and the limitations of the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2017 be included in the Company’s 2017 annual report on Form 10-K.
Audit Committee of the Board of Directors

William P. Miller II, Chairman
James A. McCaslin
John F. Smith
Samuel Valenti III

Table of Contents	Voting and Meeting Information

Additional Information
Voting and Meeting Information
Why am I receiving this proxy statement?
You received these proxy materials because you owned shares of AAM common stock on March 6, 2018 (record date). AAM’s Board is soliciting your proxy to vote your shares at the annual meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which you are asked to vote so you can make an informed decision.
This proxy statement, together with our Annual Report for the fiscal year ended December 31, 2017, a proxy card and a voter instruction card, will be mailed or can be accessed online on or about March 22, 2018. We refer to these documents as AAM's proxy solicitation materials.
What is "Notice and Access" and why did AAM elect to use it?
We make our proxy solicitation materials available to stockholders electronically under the Notice and Access regulations of the SEC. Most of our stockholders receive a notice of electronic availability (notice) instead of a full set of proxy solicitation materials in the mail. The notice explains how to access and review the proxy solicitation materials and how to vote online. We believe this method of delivery expedites distribution of our proxy solicitation materials and allows us to conserve natural resources and reduce the costs of printing and distributing these materials.
If you received a notice but would prefer to receive printed copies of the proxy solicitation materials in the mail, please follow the instructions in the notice.
How do I vote?
You may vote by any of the following methods:

–	In person — attending the annual meeting and casting a ballot.

–	By mail — using the proxy and/or voting instruction card provided.

–	By telephone or over the Internet — following the instructions on your notice card, proxy and/or voting instruction card.
If you vote by telephone or over the Internet, have your notice card or proxy and/or voting instruction card available. The control number on your card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned the card by mail. If you hold shares in street name, refer to the voting instructions provided by your broker, bank, trustee or other record holder. If your shares are held in street name and you wish to vote them in person at the annual meeting, you must obtain a "legal proxy" from your holder of record to do so.
How many shares may vote at the meeting?
As of March 6, 2018, we had 111,655,062 shares of common stock outstanding and entitled to vote. Under AAM’s by-laws, a majority of these shares must be present in person or by proxy to hold the annual meeting and take any action during the meeting.
Can I change my vote?
You may change your vote at any time before the annual meeting by:

–	revoking it by written notice to AAM’s Secretary at the address on the notice;

–	voting in person at the annual meeting; or

–	delivering a later-dated proxy vote by mail, telephone or over the internet.
How many votes do I have?
You will have one vote for each share of AAM common stock outstanding as of March 6, 2018 and entitled to vote at the meeting.

Table of Contents	Voting and Meeting Information

How many votes must be present to hold the meeting?
Under our by-laws, a majority of the votes that can be cast must be present in person or by proxy to constitute a quorum for the annual meeting. Abstentions and shares represented by broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.
What are my choices when voting?
Proposal 1 — You may vote for or against each nominee, or you may abstain from voting your shares.
Proposal 2 — You may vote for or against the proposal to approve the compensation of our named executive officers, or you may abstain from voting your shares.
Proposal 3 — You may vote for or against the proposal to approve the AAM 2018 Omnibus Incentive Plan, or you may abstain from voting your shares.
Proposal 4 — You may vote for or against the proposal to ratify the appointment of the Company’s independent registered public accounting firm, or you may abstain from voting your shares.
How many vote are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of "for" votes cast (meaning the number of shares voted "for" a nominee exceed the number of shares voted "against" that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our by-laws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Nominating/Corporate Governance Committee, the Board will determine whether to accept or reject the resignation, and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.
Each of the other proposals will pass if the affirmative vote of a majority of the shares present in person or by proxy are cast in favor of the proposal.
Who will count the votes?
Representatives of Computershare Trust Company, N.A., AAM’s transfer agent, will count the votes and serve as our inspector of election. The inspector of election will attend the annual meeting.
What if I abstain from voting or vote “abstain”?
In you abstain from voting or vote "abstain," your shares will:

–	be counted as present for purposes of determining whether there are enough votes to establish a quorum;

–	have no effect on the outcome of the election of directors; or

–	count as a vote against any other proposal to be considered at the annual meeting.
What if I don't return my proxy card and don't attend the annual meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
If you hold your shares in "street name" and do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public firm, but may not vote your shares on any other matter that comes before the annual meeting. If you do not provide voting instructions on these matters, the votes will be considered "broker non-votes." Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal. We urge you to give your record holder voting instructions on each proposal being presented at the annual meeting.

Table of Contents	Additional Information

Annual Report
Will I receive a copy of AAM's Annual Report?
We have either mailed the annual report to you with this proxy statement or sent you a notice with the web address for accessing the annual report online.
How can I receive a copy of AAM's 10-K?
There are three ways to obtain, free of charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2017.
1. Visit the Investor Relations section of our website at www.aam.com
2. Write to our Investor Relations Department at One Dauch Drive, Detroit, Michigan 48211-1198
3. Search the SEC's EDGAR database at www.sec.gov

Electronic Delivery of Proxy Materials
Can I access AAM's proxy solicitation materials electronically?
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the cost of printing and mailing these documents by:

–	following the instructions provided on your proxy card, voter instruction form, or notice

–	going to www.envisionreports.com/axl and following the instructions provided
If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the Internet address to access these documents as well as voting instructions.

2019 Stockholder Proposals and Nominations
Proposals for Inclusion in 2019 Proxy Statement
If you intend to present a proposal at next year's annual meeting and you wish to have the proposal included in the proxy statement for that meeting, the Secretary of AAM must receive your proposal in writing, at the address below, no later than November 20, 2018.
Director Nomination for Inclusion in 2019 Proxy Statement
In February 2018, our Board amended AAM's by-laws to permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Written notice of any such nomination must be received by the Company's Secretary on or before January 5, 2019 but no earlier than December 5, 2018. The requirements for such notice are set forth in our by-laws, a copy of which can be found on our website at http://investor.aam.com/governance.
Other Proposals and Nominations
In addition, AAM’s by-laws require stockholders intending to present any matter for consideration at the 2019 annual meeting of stockholders, other than through inclusion in our proxy materials, to notify AAM’s Secretary in writing at the address below on or before February 23, 2019, but no earlier than February 3, 2019.
Where to Send All Proposals and Nominations
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the Secretary, American Axle & Manufacturing Holdings, Inc.,One Dauch Drive, Detroit, Michigan 48211-1198.
The Secretary will forward the proposals and recommendations to the Nominating/Corporate Governance Committee for consideration.

Table of Contents	Additional Information

Cost of Solicitation
The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by AAM. Proxy materials were distributed by mail by Computershare Trust Company, N.A. In addition, AAM will reimburse brokers, banks and other holders of record for their expenses in forwarding proxy materials to stockholders.
We have retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $20,000, plus reasonable and customary expenses. Georgeson may be contacted at (866) 413-5899. In addition, our officers and other employees may solicit proxies personally or by telephone or e-mail. They will receive no special compensation for these services.
We do not know of any other matters that will be considered at the annual meeting. If any other appropriate business should properly come before the meeting, the individuals named in the accompanying proxy card will have discretionary authority to vote according to their best judgment.

For the Board of Directors,
David E. Barnes
Vice President, General Counsel & Secretary
Detroit, Michigan
March 22, 2018

Table of Contents	Appendix A - Omnibus Incentive Plan

Appendix

Appendix A
American Axle & Manufacturing Holdings, Inc.
2018 Omnibus Incentive Plan

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION
1.1 Establishment. American Axle & Manufacturing Holdings, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as the Amended and Restated American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective on May 3, 2018 (the “Effective Date”) and shall remain in effect as provided in Section 1.3.
1.2 Purpose of this Plan. The purpose of this Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and the Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.
1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
ARTICLE 2. DEFINITIONS
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.
2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.
2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the applicable regulations and guidance promulgated thereunder and any successor or similar provision.

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2.8 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee in which case references to the “Committee” shall be deemed references to the Board. The Committee shall be constituted to comply with the requirements of Rule 16(b) of the Exchange Act and any applicable listing or governance requirements of any securities exchange on which the Shares are listed; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.
2.9 “Change in Control” means any one of the following:
(a) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act other than the Company or a wholly owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 30% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);
(b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the Directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Directors of the Company immediately prior to such transaction;
(c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or
(d) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly owned subsidiary.
2.10 “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 4.4 of this Plan.
2.11 “Company” means American Axle & Manufacturing Holdings, Inc., and any successor thereto as provided in Section 23.23.
2.12 “Director” means any individual who is a member of the Board of Directors of the Company.
2.13 “Disability” means either of the following: (a) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees.
2.14 “Dividend Equivalent” has the meaning set forth in Article 18.
2.15 “Effective Date” has the meaning set forth in Section 1.1.
2.16 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the

Table of Contents	Appendix A - Omnibus Incentive Plan

Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto and the regulations and guidance promulgated thereunder.
2.18 “Fair Market Value” or “FMV” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee (based on objective criteria) from time to time. In the absence of any alternative valuation methodology approved by the Committee, Fair Market Value shall be deemed to be equal to the closing selling price of a Share on the trading day immediately preceding the date on which such valuation is made on the New York Stock Exchange (“NYSE”), or such established national securities exchange as may be designated by the Committee or, in the event that the Common Stock is not listed for trading on the NYSE or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred). The definition of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.
2.19 “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.
2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.
2.21 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.
2.22 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) of the Exchange Act (or any successor provision)) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.23 “Non-Employee Director” means a Director who is not an Employee.
2.24 “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.25 “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.
2.26 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.27 “Other Stock-Based Award” means an equity-based or equity‑related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.
2.28 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.29 “Performance Measures” means measures, as described in Article 14, upon which performance goals are based.
2.30 “Performance Period” means the period of time during which performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.31 “Performance Share” means an Award granted pursuant to Article 10.
2.32 “Performance Unit” means an Award granted pursuant to Article 11.
2.33 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

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2.34 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.35 “Plan” means the American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan, as may be amended from time to time.
2.36 “Restricted Stock” means an Award granted pursuant to Article 8.
2.37 “Restricted Stock Unit” means an Award granted pursuant to Article 9.
2.38 “Retirement” means the Participant’s voluntary resignation at any time (i) after attaining age 65, (ii) after attaining age 55 but prior to age 65 with ten or more years of continuous service with the Company or a Subsidiary or (iii) after attaining age 60 but prior to age 65 with five or more years of continuous service with the Company or a Subsidiary.
2.39 “Share” means a share of Common Stock.
2.40 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.
2.41 “Subsidiary” means (i) a corporation or other entity (domestic or foreign) with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of this Plan.
2.42 “Successor” has the meaning set forth in Section 23.23.
2.43 “Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment.
2.44 “Termination of Directorship” means the time when a Non‑Employee Director ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected or death.
2.45 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.
ARTICLE 3. ADMINISTRATION
3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. No member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice. All actions taken and all interpretations and determinations made by the Committee shall be made in its sole discretion and shall be final, binding and conclusive upon the Participants, the Company or Subsidiary, and all other interested individuals.
3.2 Authority of the Committee. Subject to any express limitations set forth in this Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration, interpretation and implementation of this Plan including, but not limited to, the following:
(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;
(b) To construe and interpret this Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;

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(c) To approve forms of Award Agreements for use under this Plan;
(d) To determine Fair Market Value of a Share in accordance with Section 2.18 of this Plan;
(e) To amend this Plan, an Award or any Award Agreement after the date of grant subject to the terms of this Plan;
(f) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of this Plan shall govern;
(g) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;
(h) To determine whether Awards will be settled in Shares, cash or in any combination thereof;
(i) To determine whether Awards will provide for Dividend Equivalents;
(j) To establish a program whereby Participants designated by the Committee may elect to receive Awards under this Plan in lieu of compensation otherwise payable in cash; and
(k) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers.
3.3 Delegation. To the extent not prohibited by applicable laws, rules and regulations, the Committee may delegate to (i) one or more of its members, (ii) one or more officers of the Company or any Subsidiary or (iii) one or more agents or advisors such administrative duties or powers as it may deem appropriate or advisable under such conditions and limitations as the Committee may set at the time of such delegation or thereafter. The Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. Notwithstanding the foregoing, the Committee may not delegate its authority (i) to make Awards to Employees (A) who are Insiders or (B) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 21 of this Plan. For purposes of this Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3.3.
ARTICLE 4. SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS
4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the maximum number of Shares that are available for Awards under this Plan shall be 3,600,000 Shares plus (i) any reserved Shares not issued or subject to outstanding grants under the Amended and Restated 2012 Omnibus Incentive Plan (the "Prior Plan") on the Effective Date and (ii) the number of Shares underlying any award granted under the Prior Plan that expires, terminates, or is canceled or forfeited and which the shares related thereto are again available for grant under the terms of the Prior Plan. Such Shares may be authorized and unissued Shares, Shares that have been reacquired by the Company, treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under this Plan, and any or all of the Shares may be allocated to Incentive Stock Options.
4.2 Share Usage. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under this Plan, the number of Shares related to an Award granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled through the issuance of consideration other than Shares (including cash), shall be available again for grant under this Plan. The following Shares, however, shall not be available again for grant under this Plan;
(a) Shares not issued or delivered as a result of net settlement of an outstanding Option or SAR;
(b) Shares delivered to or withheld by the Company to pay the exercise price of or withholding taxes with respect to an Option or a SAR; and

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(c) Shares repurchased with proceeds from the payment of the exercise price of an Option or a SAR.
4.3 Annual Award Limits. Subject to adjustments pursuant to Section 4.4 and, in the case of Non-Employee Directors, Section 16.1:
(a) the maximum number of Shares that may be issued pursuant to Options and SARs granted to any Participant in any calendar year shall be 2,000,000 Shares;
(b) the maximum number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards shall be 2,000,000 Shares determined as of the date of grant; and
(c) the maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash shall be $6,000,000, determined as of the date of grant.
4.4 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under this Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:
(a) In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, reclassification, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, rights offering to purchase Shares at a price that is substantially below FMV or any other similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to preserve, but not increase, Participants’ rights under this Plan, shall substitute or adjust, as applicable, (1) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (2) the number and kind of Shares subject to outstanding Awards (including by payment of cash to a Participant), (3) the Option Price or Grant Price applicable to outstanding Awards, and (4) the Annual Award Limits and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment subject to applicable laws, rules and regulations.
(b) In addition to the adjustments permitted under paragraph 4.4(a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Award that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 14.2.
(c) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.
ARTICLE 5. ELIGIBILITY AND PARTICIPATION
5.1 Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Directors and Third-Party Service Providers.
5.2 Participation in this Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in this Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
ARTICLE 6. STOCK OPTIONS
6.1 Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.
6.2 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

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6.3 Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. If upon the expiration of the term of an Option (other than an Incentive Stock Option), a Participant is prohibited from trading in the Shares by applicable laws, rules or regulations or the Company’s insider trading plan as in effect from time to time, the term of the Option shall be automatically extended to the 30th day following the expiration of such prohibition; provided, however, that this provision shall not apply if prohibited by applicable laws, rules and regulations in effect from time to time.
6.4 Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.5 Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:
(a) in cash or its equivalent;
(b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;
(c) by a cashless (broker-assisted) exercise in accordance with procedures authorized by the Committee from time to time;
(d) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the Option Price;
(e) by any combination of (a), (b), (c) and (d); or
(f) any other method approved or accepted by the Committee in its sole discretion.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.6 Special Rules Regarding ISOs. The terms of any Incentive Stock Option (“ISO”) granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, as amended from time to time. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:
(a) Special ISO definitions:
(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).
(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).
(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.
(b) Eligible Employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.
(c) Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.
(d) Option Price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

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(e) Right to Exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.
(f) Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% Owner) from the date on which the ISO was granted.
(g) Termination of Employment. In the event a Participant terminates employment due to death or Disability (as defined in Code Section 22(e)(3)), the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of employment or if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or if shorter, the remaining term of the ISO.
(h) Dollar Limitation. To the extent that the aggregate Fair Market Value of (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.
(i) Duration of Plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.
(j) Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.
(k) Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.
ARTICLE 7. STOCK APPRECIATION RIGHTS
7.1 Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.
7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.
7.3 Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant.
7.4 Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
7.5 Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

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7.6 Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:
(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(b) The number of Shares with respect to which the SAR is exercised.
Payment shall be made in cash, Shares or a combination thereof as specified in the Award Agreement.
ARTICLE 8. RESTRICTED STOCK
8.1 Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
8.2 Nature of Restrictions. Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a) A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;
(b) Restrictions based upon the achievement of specific performance goals;
(c) Time-based restrictions on vesting following the attainment of the performance goals;
(d) Time-based restrictions; and/or
(e) Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.
8.3 Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).
8.4 Shareholder Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law a Participant holding Shares of Restricted Stock granted hereunder shall be granted full rights as a shareholder (including voting rights) with respect to those Shares during the Period of Restriction.
ARTICLE 9. RESTRICTED STOCK UNITS
9.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.
9.2 Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a) A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;
(b) Restrictions based upon the achievement of specific performance goals;
(c) Time-based restrictions on vesting following the attainment of the performance goals;
(d) Time-based restrictions; and/or
(e) Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

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9.3 Settlement and Payment Restricted Stock Units. Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.
ARTICLE 10. PERFORMANCE SHARES
10.1 Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.
10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.
10.3 Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
10.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.
ARTICLE 11. PERFORMANCE UNITS
11.1 Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.
11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.
11.3 Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
11.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.
ARTICLE 12. OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS
12.1 Grant of Other Stock-Based Awards and Cash-Based Awards
(a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred Shares or deferred Share units, in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.
(b) The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.
12.2 Value of Other Stock-Based Awards and Cash-Based Awards.
(a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

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(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards paid to the Participant will depend on the extent to which such performance goals are met.
12.3 Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.
ARTICLE 13. TRANSFERABILITY OF AWARDS AND SHARES
13.1 Transferability of Awards. Except as provided in Section 13.2, during a Participant’s lifetime, Options and SARs shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order entered into by a court of competent jurisdiction. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind. Any purported transfer in violation of this Section 13.1 shall be null and void.
13.2 Committee Action. Notwithstanding Section 13.1, the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, determine that any or all Awards shall be transferable, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. “Permitted Transferees” include (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (iv) a charitable or not-for-profit organization. No Award may be transferred for value without shareholder approval.
13.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under this Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.
ARTICLE 14. PERFORMANCE MEASURES
14.1 Performance Measures. Any Award to a Participant may be subject to performance goals as determined at the discretion of the Committee, which may include, but are not limited to, any of the following:
(a) Book value or earnings per Share;
(b) Cash flow, free cash flow or operating cash flow;
(c) Earnings before or after any of, or any combination of, interest, taxes, depreciation, or amortization;
(d) Expenses/costs;
(e) Gross, net or pre-tax income (aggregate or on a per-share basis);
(f) Net income as a percentage of sales;
(g) Gross or net operating margins or income, including operating income;
(h) Gross or net sales or revenues;
(i) Gross profit or gross margin;
(j) Improvements in capital structure, cost of capital or debt reduction;
(k) Market share or market share penetration;
(l) Growth in managed assets;
(m) Reduction of losses, loss ratios and expense ratios;
(n) Asset turns, inventory turns or fixed asset turns;

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(o) Operational performance measures;
(p) Profitability ratios (pre or post tax);
(q) Profitability of an identifiable business unit or product;
(r) Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment, economic value added or similar metric);
(s) Share price (including growth or appreciation in share price and total shareholder return);
(t) Strategic business objectives (including objective project milestones);
(u) Transactions relating to acquisitions or divestitures; or
(v) Working capital.
Any Performance Measure(s) may, as the Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. Subject to Section 23.1, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to any Performance Measures.
14.2 Evaluation of Performance. The Performance Measures shall, to the extent possible, be determined in accordance with generally accepted accounting principles consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Committee may provide in any Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any events that occurs during a Performance Period including, but not limited to: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses and (g) gains and losses that are treated as unusual or infrequently occurring items within the meaning of the accounting standards of the Financial Accounting Standard Board or such comparable successor term.
14.3 Adjustment of Awards. The Committee shall retain the discretion to adjust any Awards, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
ARTICLE 15. TERMINATION OF EMPLOYMENT; TERMINATION OF DIRECTORSHIP AND TERMINATION AS A THIRD-PARTY SERVICE PROVIDER
The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s Termination of Employment or Termination of Directorship. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination, as well as Section 23.1, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions shall be determined by the Committee in its sole discretion and may be specified in the applicable Award Agreement or determined at a subsequent time. The Committee’s decisions need not be uniform among all Award Agreements and Participants and may reflect distinctions based on the reasons for termination. In addition, the Committee shall determine, in its sole discretion, the circumstances constituting a termination as a Third-Party Service Provider and shall set forth those circumstances in each Award Agreement entered into with each Third‑Party Service Provider.
ARTICLE 16. NON-EMPLOYEE DIRECTOR AWARDS
16.1 Awards to Non-Employee Directors. The Board or Committee shall determine and approve all Awards to Non-Employee Directors. The terms and conditions of any grant of any Award to a Non-Employee Director shall be set forth in an Award Agreement. The aggregate maximum Fair Market Value (determined as of the Grant Date) of the Shares with respect to Awards granted under this Plan in any calendar year to any

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Non-Employee Director when added to retainer fees, meeting fees and any other compensation earned in respect of services as a Non-Employee Director for such a year shall not exceed $1,000,000.
16.2 Awards in Lieu of Fees. The Board or Committee may permit a Non-Employee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.
ARTICLE 17. EFFECT OF A CHANGE IN CONTROL
17.1 Change in Control. Subject to Section 23.1, if a Participant has in effect an employment, retention, Change in Control, severance or similar agreement with the Company or any Subsidiary or is subject to a policy or plan that discusses the effect of a Change in Control on a Participant’s Awards, then such agreement, plan or policy shall control. In all other cases, unless provided otherwise in an Award agreement or by the Committee prior to the date of the Change in Control, in the event of a Change in Control:
(a) If a Successor so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by a Successor in the Change in Control transaction. If applicable, each Award that is assumed by a Successor shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to a Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Subject to Section 23.1, upon the termination of a Participant’s employment with a Successor in connection with or within twenty-four (24) months following the Change in Control for any reason other than an involuntary termination by a Successor for cause or a voluntary termination by the Participant without good reason (as cause and good reason (or analogous terms) are defined by an applicable employment agreement or a change in control plan or policy (including, without limitation, the AAM Executive Officer Change in Control Plan) or, if not applicable, the policies generally applicable to employees of a Successor), all of the Participant’s Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the target performance goals provided under such Award were met, if applicable) effective on the date of such termination.
(b) Subject to Section 23.1, to the extent a Successor in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in clause (a), then, unless provided otherwise in an Award agreement or by the Committee, immediately prior to the date of the Change in Control all Awards that are then held by Participants shall be cancelled in exchange for the right to receive the following:
(i) For each Option or SAR, a cash payment equal to the excess of the Change in Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;
(ii) For each Share of Restricted Stock and each Restricted Stock Unit, the Change in Control price per Share in cash or such other consideration as the Company or the shareholders of the Company receive in such Change in Control;
(iii) For all Performance Shares and/or Performance Units that are earned but not yet paid, a cash payment equal to the value of the Performance Share and/or Performance Unit;
(iv) For all Performance Shares and Performance Units for which the performance period has not expired, a cash payment equal to the product of (x) and (y) where (x) is the Award the Participant would have earned based on target performance and (y) is a fraction, the numerator of which is the number of calendar months that the Participant was employed by the Company during the performance period (with any partial month counting as a full month for this purpose) and the denominator of which is the number of months in the performance period;
(v) For all other Awards that are earned but not yet paid, a cash payment equal to the value of the other Awards;
(vi) For all other Awards that are not yet earned, a cash payment equal to either the amount that would have been due under such Award(s) if any performance goals (as measured at the time of the Change in Control) were to be achieved at the target level through the end of the performance period or a cash payment based on the value of the Award as of the date of the Change in Control; and
(vii) For all Dividend Equivalents, a cash payment equal to the value of the Dividend Equivalents as of the date of the Change in Control.

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If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change in Control price. The Committee shall determine the per share Change in Control price paid or deemed paid in the Change in Control transaction.
ARTICLE 18. DIVIDENDS AND DIVIDEND EQUIVALENTS
The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends (“Dividend Equivalents”) or interest with respect to an outstanding Award, which payments can either be paid in cash or deemed to have been reinvested in Shares, or a combination thereof, as the Committee shall determine, in each case, subject to all applicable laws, rules and regulations, including, without limitation, Code Section 409A. Dividends or Dividend Equivalents with respect to Awards that vest based on the achievement of Performance Measures shall be accumulated until such Award is earned and vested, and the dividends or Dividend Equivalents shall not be paid if the Performance Measures and time-based vesting restrictions are not satisfied. Dividends or Dividend Equivalents with respect to Awards that are subject to time-based vesting restrictions shall be accumulated until such Awards vest in accordance with their terms, and the dividends or Dividend Equivalents shall not be paid if the time-based vesting restrictions are not satisfied. Notwithstanding the foregoing, no dividends or Dividend Equivalents shall be paid with respect to Options or Stock Appreciation Rights.
ARTICLE 19. BENEFICIARY DESIGNATION
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.
ARTICLE 20. RIGHTS OF PARTICIPANTS
20.1 Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.
20.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee may grant more than one Award to a Participant and may designate an individual as a Participant for overlapping periods of time.
20.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which the Participant becomes the record holder of the Shares.
ARTICLE 21. AMENDMENT AND TERMINATION
21.1 Amendment and Termination of this Plan and Awards. Subject to applicable laws, rules and regulations and Section 21.3 of this Plan, the Board may at any time amend or terminate this Plan or amend or terminate any outstanding Award. Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.
21.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 14.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such

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adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.
21.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2, 21.4 and 23.15, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
21.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee shall have the broad authority to amend this Plan, an Award or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable in order to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules, rulings and regulations promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to this Plan and any Award without further consideration or action.
21.5 Repricing of Options and Stock Appreciation Rights. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.
ARTICLE 22. TAX WITHHOLDING
22.1 Tax Withholding. The Company may require any individual entitled to receive a payment of an Award to remit to the Company prior to payment, an amount sufficient to satisfy any applicable federal, state, local and foreign tax withholding requirements. The Company shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such Award.
22.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), the Committee may permit or require a Participant to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares from a Share Payment (or repurchase Shares that were previously issued) having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement or such other rate as will not result in any adverse accounting consequences, as determined by the Company in its sole discretion.
ARTICLE 23. GENERAL PROVISIONS
23.1 Minimum Vesting. All Awards shall be subject to a minimum time-based vesting restriction or Performance Period, as applicable, of not less than one year; provided, however, the requirements set forth in this sentence shall not apply (i) to acceleration in the event of a Termination of Employment or Termination of Directorship on or following a Change in Control, or due to Retirement, death or Disability, (ii) to substitute Awards subject to time-based vesting restrictions no less than the restrictions of the Awards being replaced, and (iii) Awards involving an aggregate number of Shares not in excess of 5% of the total shares authorized for issuance under this Plan.
23.2 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events as determined by the Committee in its sole discretion.
23.3 Legend. All certificates for Shares delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then

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listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
23.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
23.5 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
23.6 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
23.7 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
23.8 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
23.9 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
23.10 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, subject to Section 23.1, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a) Determine which Subsidiaries shall be covered by this Plan;
(b) Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;
(c) Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;
(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 23.10 by the Committee shall be attached to this Plan document as appendices; and
(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
23.11 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
23.12 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to

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receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
23.13 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
23.14 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
23.15 Deferrals.
(a) Notwithstanding any contrary provision in this Plan or an Award Agreement, if any provision of this Plan or an Award Agreement contravenes any regulations or guidance promulgated under Code Section 409A or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Code Section 409A, such provision of this Plan or Award Agreement may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to this Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority would contravene Code Section 409A or the guidance promulgated thereunder.
(b) If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).
(c) In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Code Section 409A. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.
23.16 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
23.17 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.
23.18 Conflicts. In the event of any conflict or inconsistency between the Plan and any Award Agreement, this Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such inconsistency.
23.19 Recoupment. Notwithstanding anything in this Plan to the contrary, all Awards granted under this Plan and any payments made under this Plan shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy as enacted, adopted or modified from time to time. For the avoidance of doubt, this provision shall apply to any gains realized upon exercise or settlement of an Award.

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23.20 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award thereunder (including without limitation, prospectuses and other securities requirements) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.
23.21 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
23.22 Indemnification. Subject to applicable laws, rules and regulations and the Company’s Certificate of Incorporation as it may be amended from time to time, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or failure to act under this Plan, (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. Notwithstanding the foregoing, no individual shall be entitled to indemnification if such loss, cost, liability or expense is a result of his/her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
23.23 Successors. Subject to Article 17, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company (each, a “Successor”), whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
23.24 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

**IMPORTANT ANNUAL MEETING INFORMATION**

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 3, 2018.

Vote by Internet • Go to www.envisionreports.com/axl • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A	Proposals —	The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.
1	Election of Directors:	For	Against	Abstain			For	Against	Abstain		For	Against	Abstain	+
	01 - David C. Dauch	☐	☐	☐	02 - William L. Kozyra		☐	☐	☐	03 - Peter D. Lyons	☐	☐	☐
					For	Against	Abstain				For	Against	Abstain
2	Approval on an advisory basis, of the compensation of the Company's named executive officers.				☐	☐	☐	3	Approval of the American Axle & Manufacturing Holdings, Inc. 2018 Omnibus Incentive Plan		☐	☐	☐
				1 Year	2 Years	3 Years	Abstain
4	Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.			☐	☐	☐	☐

In their discretion, the proxies are authorized to the extent permitted by law to vote on any and all other matters as may properly come before the meeting, including the authority to vote to adjourn the meeting.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	Œ

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. This section must be completed for your instructions to be executed.

	Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — American Axle & Manufacturing Holdings, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON May 3, 2018
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
David C. Dauch and David E. Barnes, or either of them, with full power of substitution, are authorized to vote all of your shares as if you were present at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held in the Auditorium at AAM’s World Headquarters Complex, One Dauch Drive, Detroit, Michigan, at 8:00 a.m. or at any adjournments of the meeting.
This proxy will be voted as you specify on the reverse side. If you do not make a choice, this proxy will be voted for the director nominees in Proposal 1, for the approval, on an advisory basis, of the compensation of named executive officers in Proposal 2, for the approval of the AAM 2018 Omnibus Incentive Plan in Proposal 3, for the approval, on an advisory basis, of the compensation of our named executive officers in Proposal 3, and for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm in Proposal 4.
(Items to be voted appear on reverse side.)